Exhibit 10.4

CONTRIBUTION AGREEMENT
by and among
CoreSite Realty Corporation
CoreSite, L.P.
and
the parties listed as “Contributors” on Exhibit A hereto
Dated as of September 28, 2010

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EXHIBIT LIST

SECTION FIRST
EXHIBITS		REFERENCED
A	Contributors’ Properties, Partnerships and Allocable Share	Preamble
B	Form of Contribution and Assumption Agreement	1.1
C	Representations, Warranties and Indemnities of Contributor	Recital E
D	OP Unit Consideration	1.3
E	Form of Registration Rights Agreement	2.4(a)
F	Form of Lock-up Agreement	2.4(b)
G	Form of Pledge Agreement	Exhibit C
H	Form of Tax Protection Agreement	2.3(b)

SCHEDULES
1.2	Existing Loans	1.2
1.2(c)	Letters of Credit	1.2(c)

APPENDICES
A	Form of Articles of Amendment and Restatement	Exhibit C
B	Form of Amended and Restated Bylaws	Exhibit C
C	Form of Agreement of Limited Partnership	Recital D

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CONTRIBUTION AGREEMENT
     THIS CONTRIBUTION AGREEMENT (including all exhibits, hereinafter referred to as this “Agreement”) is made and entered into as of September 28, 2010 (the “Effective Date”) by and among CoreSite, L.P., a Delaware limited partnership (the “Operating Partnership”), CoreSite Realty Corporation Inc., a Maryland corporation (the “Company”), and the entities listed on Exhibit A hereto (each referred to herein as a “Contributor,” and collectively as the “Contributors.”)
RECITALS
     A. The Operating Partnership desires to consolidate the ownership of a portfolio of properties set forth on Exhibit A hereto (the “Properties”) through a series of transactions (the “Formation Transactions”) whereby the Operating Partnership will acquire the interests in certain limited partnerships and limited liability companies set forth on Exhibit A (such limited partnerships and limited liability companies, each a “Partnership” and collectively, the “Partnerships”), which currently own, lease and/or manage, directly or indirectly, the Properties.
     B. The Formation Transactions relate to the proposed initial public offering (the “Public Offering”) of the common stock (“Common Stock”) of the Company, which will operate as a self-administered and self-managed real estate investment trust (“REIT”) within the meaning of Section 856 of the Internal Revenue Code of 1986, as amended (the “Code”) and which is the sole general partner of the Operating Partnership.
     C. Each Contributor owns interests in the Partnerships set forth opposite such Contributor’s name on Exhibit A, which Partnerships own or hold, directly or indirectly, fee or leasehold interests in the properties set forth on Exhibit A. As used herein, “Partnership Agreement” means the respective partnership agreement or limited liability company agreement, as applicable, under which each Partnership was formed (including all amendments or restatements).
     D. Each Contributor desires to, and the Operating Partnership desires such Contributor to, contribute to the Operating Partnership all of such Contributor’s right, title and interest, free and clear of all Liens (as defined in Exhibit C), as a partner or member in each of the Partnerships set forth opposite such Contributor’s name on Exhibit A, including, without limitation, all of such Contributor’s voting rights and interests in the capital, profits and losses of such Partnerships or any property distributable therefrom, constituting all of its interests in and to such Partnerships (such right, title and interest in and to the Partnerships are hereinafter collectively referred to as the “Partnership Interests”), in exchange for common units in the Operating Partnership representing a fractional, undivided share of the limited partnership interests therein (“OP Units”) having the rights, preferences and privileges that are set forth in the Agreement of Limited Partnership of the Operating Partnership attached as Appendix C hereto.
     NOW, THEREFORE, for and in consideration of the foregoing premises, and the mutual undertakings set forth below, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

TERMS OF AGREEMENT
ARTICLE 1.

CONTRIBUTION OF PARTNERSHIP INTERESTS
AND EXCHANGE FOR PARTNERSHIP UNITS
     Section 1.1 Contribution of Partnership Interests. At the Closing (as defined in Section 2.2 below) and subject to the terms and conditions contained in this Agreement, each Contributor shall contribute, transfer, assign, convey and deliver to the Operating Partnership, free and clear of all Liens (other than Liens that will be released upon consummation of the Public Offering and the other related debt financing transactions contemplated thereby), all of such Contributor’s right, title and interest to the Partnership Interests held by such Contributor. The contribution and assumption of each Contributor’s Partnership Interests shall be evidenced by a Contribution and Assumption Agreement in substantially the form of Exhibit B attached hereto (the “Contribution and Assumption Agreement”). The parties shall take such additional actions and execute such additional documentation as may be required by each relevant Partnership Agreement and the Agreement of Limited Partnership of the Operating Partnership, the contemplated form of which is attached as Appendix C (the “OP Agreement”) in order to effect the transactions contemplated hereby. Additionally, the Contributors, the Operating Partnership and the Company agree that, from and after the Closing, the Contributors shall no longer be members or limited partners or, if applicable, a managing member or general partner of any Partnership, and after the Closing shall have no obligations or responsibilities as a member, limited partner, managing member or general partner, as applicable, under any Partnership Agreement.
     Section 1.2 Existing Loans and Letters of Credit.
          (a) Certain Properties are encumbered with certain financings as described on Schedule 1.2 (each an “Existing Loan” and collectively the “Existing Loans”). Such notes, deeds of trust and all other documents or instruments evidencing or securing such Existing Loans, including any financing statements, guarantees, and any amendments, modifications and assignments of the foregoing, shall be referred to, collectively, as the “Existing Loan Documents.” Each Existing Loan shall be considered a “Permitted Encumbrance” for purposes of this Agreement. With respect to each Existing Loan that is designated on Schedule 1.2 as an “Assumed Loan”, each shall remain outstanding following the closing (subject to obtaining prior to the Closing, any necessary consents from the holder of each mortgage or deed of trust related to such Assumed Loan (in each case a “Lender” and collectively the “Lenders”)) ; provided, however, that the Operating Partnership may nonetheless, in its sole discretion, cause any Assumed Loan to be refinanced or repaid after the Closing. With respect to each Existing Loan that is designated on Schedule 1.2 as a “Refinanced Loan”, the Operating Partnership shall cause such Refinanced Loan to be refinanced or repaid in connection with the Closing. In addition, at or before the Closing, the Contributors shall have caused each Lender related to the Assumed Loans to have released the Contributors and each of their affiliates (other than the Partnerships or their subsidiaries) from any liability in respect of obligations first arising on or after the Closing Date pursuant to any recourse obligations, guarantees, indemnification agreements, letters of credit posted as security or other similar obligations under the respective Existing Loan Documents. From and after the Closing and until such time as each Existing Loan has been refinanced or repaid in full, or each Lender has otherwise agreed in writing to release the Contributors and each of their affiliates (other than the Partnerships or their subsidiaries) from any further liability in respect of obligations pursuant to any recourse obligations, guarantees, indemnification agreements, letters of credit posted as security or other similar obligations under the Existing Loan Documents, the Operating Partnership shall indemnify the Contributors, and each of their affiliates (other than the Partnerships or their subsidiaries) in respect of any such further liabilities that have not been so released.

          (b) In connection with the assumption of each Assumed Loan at the Closing or refinancing or payoff of each Refinanced Loan at or after the Closing, as applicable, the Operating Partnership shall bear and be responsible for any assumption fee or prepayment premium assessed by the applicable Lender and associated with such assumption, refinancing or payoff prior to maturity, as applicable, and any other reasonable fee, charge, legal fees, cost or expense incurred by or on behalf of any Contributor in connection therewith (collectively, “Existing Loan Fees”), and shall indemnify and hold harmless each Contributor from and against any liability under the Existing Loans arising from and after the Closing (including by reason of the failure to have obtained any necessary consents from each applicable Lender prior to Closing) and any Existing Loan Fees. Nothing contained in this Agreement shall preclude the Operating Partnership from reducing or increasing the indebtedness secured by the Partnership Interests below or above the amount outstanding on the Existing Loans in connection with any refinancing which may occur concurrently with, or after, Closing. The Contributors acknowledge that they shall each be obligated to use commercially reasonable efforts (at no cost or expense to the Contributors) along with the Operating Partnership in seeking to obtain approval of the assumption of an Existing Loan or in beginning the process for any refinancing or payoff of an Existing Loan (such as, without limitation, requesting a payoff statement from the holder(s) of such Existing Loan), as applicable.
          (c) Attached as Schedule 1.2(c) is a list of certain letters of credit that were issued under facilities established by an affiliate of one or more of the Contributors. Upon the closing of the Public Offering and the related debt financing transactions, the Operating Partnership shall take such actions as are necessary to replace such letters of credit with letters of credit issued under a facility establish by the Operating Partnership. In the event that the beneficiary of any of the letters of credit listed on Schedule 1.2(c) has not released such letter of credit as of the date of the Public Offering (each, an “Unreleased LC”), the Operating Partnership shall deliver to the Contributor whose affiliate established the facility under which such Unreleased LC was distributed a “backstop” letter of credit in the same amount and having the same term as the Unreleased LC (including any applicable “evergreen” provision), which backstop letter of credit may be drawn upon in the event that the Unreleased LC is drawn upon for any reason after the Closing. The Operating Partnership shall continue following the closing to use reasonable efforts to replace the Unreleased LC and upon the release and return of such Unreleased LC, the applicable Contributor shall return the related backstop LC.
     Section 1.3 Consideration and Exchange of Equity. The Operating Partnership shall, in exchange for the Partnership Interests, transfer to the Contributors the total number of OP Units set forth in Exhibit D (the “OP Unit Consideration”). The parties acknowledge that the transfer of OP Units to each Contributor shall be evidenced by either an amendment to the OP Agreement (“Amendment”) or by certificates relating to such OP Units

(“OP Unit Certificates”), as determined by the Operating Partnership. The parties shall take such additional actions and execute such additional documentation as may be required by the relevant Partnership Agreements, the OP Agreement and/or the organizational documents of the Company in order to effect the transactions contemplated hereby.
     Section 1.4 Purchase of OP Units by the Company.
          (a) Immediately following the IPO Closing (as defined in Section 2.2 below), the Company shall purchase from each Contributor, and each Contributor shall sell and transfer to the Company, free and clear of all liens, all of such Contributor’s right, title and interest to the number of OP Units set forth in the appropriate column next to such Contributor’s name on Exhibit D for an aggregate price equal to the product of (x) the number of OP Units sold by such Contributor to the Company pursuant to this Section 1.4(a) multiplied by (y) the initial offering price per share of Common Stock in the Public Offering (net of any underwriting discount).
          (b) In the event that the underwriters of the Public Offering exercise their overallotment option at any time following or contemporaneous with the consummation of the Public Offering in accordance with the terms specified in that certain Underwriting Agreement, dated as of September 22, 2010, executed by and between the Company and the underwriters (the “Underwriting Agreement”), immediately following the consummation of the sale of the shares of Common Stock contemplated by such overallotment option, the Company shall purchase from each Contributor, and each Contributor shall sell and transfer to the Company, free and clear of all liens, all of such Contributor’s right, title and interest to the number of OP Units set forth in the appropriate column next to such Contributor’s name on Exhibit D for an aggregate price equal to the product of (x) the number of OP Units sold by such Contributor to the Company pursuant to this Section 1.4(b) multiplied by (y) the initial offering price per share of Common Stock in the Public Offering (net of any underwriting discount).
     Section 1.5 Tax Treatment.
          (a) Any transfer, assignment and exchange by a Contributor effectuated pursuant to this Agreement shall constitute a “Capital Contribution” by the applicable Contributor to the Operating Partnership pursuant to Article 4 of the OP Agreement and is intended to be governed by Section 721(a) of the Code.
          (b) The Contributors and the Operating Partnership agree to the tax treatment described in this Section 1.5, and the Operating Partnership and the Contributors shall file their respective tax returns consistent with the above-described transaction structures.
     Section 1.6 Term of Agreement. If the Closing does not occur by September 30, 2010 (the “Termination Date”), this Agreement shall be deemed terminated and shall be of no further force and effect and no party hereto shall have any further obligations hereunder.
ARTICLE 2.
CLOSING
     Section 2.1 Conditions Precedent.
          (a) The obligations of the Operating Partnership to effect the transactions contemplated hereby shall be subject to the following conditions (it being understood that, without limiting any covenants or obligations expressed elsewhere in this Agreement, the provisions of this

Section 2.1(a) shall only be conditions to Closing and shall not independently create any additional covenants or representations and warranties on the part of any Contributor):
               (i) The representations and warranties of each Contributor contained in this Agreement shall have been true and correct in all material respects (except for such representations and warranties that are qualified by materiality or “Material Adverse Effect” (which, as used herein, means a material adverse effect on the assets, business, financial condition or results of operation of the Operating Partnership taken as a whole (on a pro forma basis assuming the consummation of the transactions contemplate hereby) or, if applicable, the applicable party hereto), which representations and warranties shall have been true and correct in all respects) on the date such representations and warranties were made and shall be true and correct in the manner described above on the Pre-Closing Date (as defined in Section 2.2. below) as if made at and as of such date;
               (ii) The obligations of each Contributor contained in this Agreement shall have been duly performed on or before the Pre-Closing Date and no such Contributor shall have breached any of such Contributor’s covenants contained herein in any material respect;
               (iii) Each Contributor shall have executed and delivered to the Operating Partnership the documents required to be delivered pursuant to Sections 2.3 and 2.4 hereof;
               (iv) The Contributors shall have delivered to the Operating Partnership any consents or approvals of any Governmental Entity (as defined in Exhibit C) or third parties (including, without limitation, any Lenders and lessors) set forth on Schedule 2.3 to the Disclosure Schedule (as defined in Section 3.3 below);
               (v) No order, statute, rule, regulation, executive order, injunction, stay, decree or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or Governmental Entity that prohibits the consummation of the transactions contemplated hereby, and no litigation or governmental proceeding seeking such an order shall be pending or threatened;
               (vi) The Company’s registration statement on Form S-11 to be filed after the date hereof with the Securities and Exchange Commission (the “SEC”) shall have become effective under the Securities Act of 1933, as amended, and shall not be the subject of any stop order or proceeding by the SEC seeking a stop order; and
               (vii) The IPO Closing (as defined in Section 2.2 below) shall be occurring simultaneously with the Closing (or the Closing shall occur prior to, but conditioned upon the immediate subsequent occurrence of, the IPO Closing).
     Any or all of the foregoing conditions may be waived by the Operating Partnership in its sole and absolute discretion.
          (b) The obligations of the Contributors to effect the transactions contemplated hereby shall be subject to the following conditions (it being understood that, without limiting any covenants or obligations expressed elsewhere in this Agreement, the provisions of this Section 2.1(b) shall only be conditions to Closing and shall not independently create any additional covenants or representations and warranties of the Operating Partnership):
               (i) The representations and warranties of each of the Operating Partnership and the Company contained in this Agreement shall have been true and correct in all material respects

(except for such representations and warranties that are qualified by materiality or Material Adverse Effect, which representations and warranties shall have been true and correct in all respects) on the date such representations and warranties were made and shall be true and correct on the Pre-Closing Date as if made at and as of such date;
               (ii) The obligations of each of the Operating Partnership and the Company contained in this Agreement shall have been duly performed on or before the Pre-Closing Date and neither the Operating Partnership nor the Company shall have breached any of their respective covenants contained herein in any material respect;
               (iii) The Company and the Operating Partnership shall each have executed and delivered to the Contributors the documents required to be delivered pursuant to Sections 2.3 and 2.4 hereof;
               (iv) No order, statute, rule, regulation, executive order, injunction, stay, decree or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or Governmental Entity that prohibits the consummation of the transactions contemplated hereby, and no litigation or governmental proceeding seeking such an order shall be pending or threatened;
               (v) The Company’s registration statement on Form S-11 to be filed after the date hereof with the SEC shall have become effective under the Securities Act of 1933, as amended, and shall not be the subject of any stop order or proceeding by the SEC seeking a stop order; and
               (vi) The IPO Closing shall be occurring simultaneously with the Closing (or the Closing shall occur prior to, but conditioned upon the immediate subsequent occurrence of, the IPO Closing).
     Section 2.2 Time and Place; Pre-Closing, Closing and IPO Closing. The date, time and place of the consummation of the transactions contemplated hereunder (the “Closing” or “Closing Date”) shall occur concurrently with (or prior to, but conditioned upon the immediate subsequent occurrence of) the IPO Closing. Notwithstanding the foregoing, the Pre-Closing (as defined below) shall take place on the date that the Operating Partnership designates after fulfillment of all of the conditions under Section 2.1, other than the conditions set forth in Sections 2.1(a)(vii) and 2.1(b)(vi) (collectively, the “Pre-Closing Conditions”), with two (2) days prior written notice to the Contributors, at 10:00 a.m. in the office of Latham & Watkins LLP, 555 11th Street, NW, Suite 1000, Washington, DC 20004 (the “Pre-Closing Date”). On the Pre-Closing Date, each of the Operating Partnership, the Company and the Contributors shall acknowledge and agree that all of the Pre-Closing Conditions have been satisfied and waive any rights with respect to such conditions. The date, time and place of the consummation of the Public Offering, which shall occur concurrently with or immediately following the Closing, shall be referred to herein as the “IPO Closing.”
     Section 2.3 Pre-Closing Deliveries. On the Pre-Closing Date, the parties shall make, execute, acknowledge and deliver into escrow with Latham & Watkins LLP the legal documents and other items (collectively the “Closing Documents”) to which it is a party or for which it is otherwise responsible that are necessary to carry out the intention of this Agreement and the other transactions contemplated to take place in connection therewith. Such execution, acknowledgment and delivery into escrow of the Closing Documents shall be referred to herein as the “Pre-Closing.” The Closing Documents and other items to be delivered into escrow at the Pre-Closing shall include, without limitation, the following:

          (a) The Contribution and Assumption Agreement in the form attached hereto as Exhibit B;
          (b) A tax protection agreement, in the form attached hereto as Exhibit H;
          (c) The OP Agreement in the form attached hereto as Appendix C;
          (d) The Amendment, OP Unit Certificates and/or other evidence of the transfer of OP Units to the Contributors and the subsequent transfer by each such Contributor of the OP Units to be sold by such Contributor to the Company as provided by Section 1.3;
          (e) An affidavit from each Contributor stating, under penalty of perjury, the Contributor’s United States Taxpayer Identification Number and that the Contributor is not a foreign person pursuant to Section 1445(b)(2) of the Code;
          (f) An IRS Form W-9 from each Contributor;
          (g) Any other documents that are in the possession of any Contributor or their affiliates which are reasonably necessary or desirable to assign, transfer, convey, contribute and deliver each Contributor’s Partnership Interests free and clear of all Liens and effectuate the transactions contemplated hereby;
          (h) The Operating Partnership and the Company, on the one hand, and each Contributor, on the other hand, shall provide to the other a certification regarding the accuracy in all material respects of each of their respective representations and warranties herein and in this Agreement as of such date (except for such representations and warranties that are qualified by materiality or Material Adverse Effect, which representations and warranties shall be certified as being accurate in all respects); and
          (i) All documents reasonably required by a Lender in connection with the assumption or prepayment of an Existing Loan at or prior to Closing, duly executed by the applicable party.
     Additionally, on the Pre-Closing Date, the parties shall execute and deliver to Latham & Watkins LLP binding escrow instructions, in a form reasonably approved by all parties, acknowledging that all Pre-Closing Conditions have been met or waived and instructing Latham & Watkins LLP to hold the Closing Documents in escrow until the conditions set forth in Sections 2.1(a)(vii) and 2.1(b)(vi) have occurred.
     Section 2.4 IPO Closing Deliveries. At the IPO Closing, (i) the Closing Documents shall be released from escrow and delivered to the applicable parties, and the Closing shall be deemed to have occurred (if such Closing has not otherwise occurred immediately prior thereto), and (ii) the parties shall make, execute, acknowledge and deliver, the legal documents and other items (collectively the “IPO Closing Documents”) to which it is a party or for which it is otherwise responsible that are necessary to carry out the intention of this Agreement and the other transactions contemplated to take place in connection therewith, which IPO Closing Documents and other items shall include, without limitation, the following:

          (a) The Registration Rights Agreement, signed by or on behalf of each Contributor, certain other parties and the Company, substantially in the form attached hereto as Exhibit E; and
          (b) Lock-up Agreements, signed by or on behalf of each Contributor, each such Lock-up Agreement to be substantially in the form attached hereto as Exhibit F, and which shall have been executed and delivered concurrently with the execution and delivery of this Agreement.
     Section 2.5 Closing Costs. The Operating Partnership shall be responsible for any and all out-of-pocket costs incurred by the Company, the Operating Partnership or the Contributors in connection with the transactions contemplated hereby or the Public Offering (but excluding, for the avoidance of doubt any underwriting discount, which shall be paid by the Contributors as provided in Section 1.4), including without limitation (i) any and all documentary transfer, stamp, filing, recording, conveyance, intangible, sales and other taxes incurred in connection with the transactions contemplated hereby, (ii) all escrow fees and costs, (iii) the costs of any title policy, surveys, appraisals, environmental, physical and financial audits and the costs of any other examinations, inspections or audits of the Property that may be requested or required by the underwriters of the Public Offering, (iv) any and all assumption, prepayment or other fees, penalties or amounts due and payable in connection with the discharge and satisfaction or the assumption of any Existing Loan, (v) any costs associated with any new financing, including any application and commitment fees or the costs of such new lender’s other requirements, (vi) its own, the Company’s and the Contributors’ attorneys’ and advisors’ fees, charges and disbursements incurred in connection with the transactions contemplated hereby and the Public Offering, and (vii) any out-of-pocket costs or fees associated with any third-party approvals or deliverable items, including, without limitation, estoppels, consents, waivers, assignments and assumptions. Notwithstanding the foregoing, at the Closing the Contributors shall pay the Company $3,300,000 in cash as partial reimbursement of such out-of-pocket costs, which amount shall be allocated among the Contributors as set forth in Exhibit D. The Contributors shall be responsible for any withholding taxes required to be paid and/or withheld in respect of the Contributors at Closing as a result of the Contributors’ tax status. The provisions of this Section 2.5 shall survive the Closing.
ARTICLE 3.
REPRESENTATIONS AND WARRANTIES AND INDEMNITIES
     Section 3.1 Representations and Warranties with Respect to the Operating Partnership. The Operating Partnership and the Company hereby jointly and severally represent and warrant to each Contributor with respect to the Operating Partnership that:
          (a) Organization; Authority. The Operating Partnership has been duly formed and is validly existing under the laws of the jurisdiction of its formation, and has all requisite power and authority to enter this Agreement, each agreement contemplated hereby and to carry out the transactions contemplated hereby and thereby, and own, lease or operate its property and to carry on its business as described in the Prospectus (as defined in Exhibit C) and, to the extent required under applicable law, is qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the character of its property make such qualification necessary except where the failure to be so qualified and in good standing would not have a Material Adverse Effect.
          (b) Due Authorization. The execution, delivery and performance of this Agreement by the Operating Partnership have been duly and validly authorized by all necessary action of the Operating Partnership. This Agreement and each agreement, document and instrument executed and delivered by or on behalf of the Operating Partnership pursuant to this Agreement constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of the Operating Partnership, each enforceable against the Operating Partnership in accordance with its terms, as such enforceability may be limited by bankruptcy or the application of equitable principles.

          (c) Consents and Approvals. Assuming the accuracy of the representations and warranties of the Contributors made hereunder and except in connection with the Public Offering, no consent, waiver, approval or authorization of any third party or Governmental Entity is required to be obtained by the Operating Partnership in connection with the execution, delivery and performance of this Agreement by the Operating Partnership and the transactions contemplated hereby, except any of the foregoing that shall have been satisfied prior to the Closing Date or the IPO Closing, as applicable, and except for those consents, waivers and approvals or authorizations, the failure of which to obtain would not have a Material Adverse Effect.
          (d) Partnership Matters. The OP Units, when issued and delivered in accordance with the terms of this Agreement for the consideration described herein, will be duly and validly issued, and free of any Liens other than any Liens arising through one or more of the Contributors. Upon such issuance, each Contributor will be admitted as a limited partner of the Operating Partnership. At all times prior to the execution of this Agreement, the Operating Partnership had no material assets, debts or liabilities of any kind.
          (e) Non-Contravention. Assuming the accuracy of the representations and warranties of the Contributors made hereunder, none of the execution, delivery or performance of this Agreement, any agreement contemplated hereby and the consummation of the contribution transactions contemplated hereby and thereby will (A) result in a default (or an event that, with notice or lapse of time or both would become a default) or give to any third party any right of termination, cancellation, amendment or acceleration under, or result in any loss of any material benefit, pursuant to any material agreement, document or instrument to which the Operating Partnership or any of its properties or assets may be bound, or (B) violate or conflict with any judgment, order, decree or law applicable to the Operating Partnership or any of its properties or assets; provided in the case of (A) and (B), unless any such default, violation or conflict would not have a Material Adverse Effect on the Operating Partnership.
          (f) No Litigation. There is no action, suit or proceeding pending or, to the Operating Partnership’s knowledge, threatened against the Operating Partnership that, if adversely determined, would have a Material Adverse Effect or would have a material adverse effect on the Operating Partnership’s ability to consummate the transactions contemplated hereby.
          (g) No Prior Business. Since the date of its formation, the Operating Partnership has not conducted any business, nor has it incurred any liabilities or obligations (direct or indirect, present or contingent), in each case except in connection with the Formation Transactions and the Public Offering and as contemplated under this Agreement.
          (h) Tax Status. The Operating Partnership is and at the effective time of the Public Offering will be, classified as a partnership and not a publicly traded partnership taxable as a corporation, for federal income tax purposes.
          (i) No Broker. Neither the Operating Partnership nor any of its officers, directors or employees, to the extent applicable, has employed or made any agreement with any broker, finder or similar agent or any person or firm which will result in the obligation of any Contributor or any of their respective affiliates to pay any finder’s fee, brokerage fees or commissions or similar payment in connection with transactions contemplated by the Agreement (other than any underwriting discount payable to the underwriters under the Underwriting Agreement).
     Section 3.2 Representations and Warranties with Respect to the Company. The Operating Partnership and the Company hereby jointly and severally represent and warrant to each Contributor with respect to the Company that:
          (a) Organization; Authority. The Company has been duly formed and is validly existing under the laws of the jurisdiction of its formation, and has all requisite power and authority to enter into this Agreement and to own, lease or operate its property and to carry on its business as described in the Prospectus and, to the extent required under applicable law, is qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the character of its property make such qualification necessary except where the failure to be so qualified and in good standing would not have a Material Adverse Effect.
          (b) Due Authorization. The execution, delivery and performance of this Agreement by the Company have been duly and validly authorized by all necessary action of the Company. This Agreement and each agreement, document and instrument executed and delivered by or on behalf of the Company pursuant to this Agreement constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of the Company, each enforceable against the Company in accordance with its terms, as such enforceability may be limited by bankruptcy or the application of equitable principles.
          (c) Consents and Approvals. Assuming the accuracy of the representations and warranties of the Contributors made hereunder and except in connection with the Public Offering, no consent, waiver, approval or authorization of any third party or Governmental Entity is required to be obtained by the Company in connection with the execution, delivery and performance of this Agreement by the Operating Partnership or the Company and the transactions contemplated hereby, except any of the foregoing that shall have been satisfied prior to the Closing Date or the IPO Closing, as applicable, and except for those consents, waivers and approvals or authorizations, the failure of which to obtain would not have a Material Adverse Effect.
          (d) Non-Contravention. Assuming the accuracy of the representations and warranties of the Contributors made hereunder, none of the execution, delivery or performance of this Agreement by the Operating Partnership or the Company, any agreement contemplated hereby and the consummation of the contribution transactions contemplated hereby and thereby will (A) result in a default (or an event that, with notice or lapse of time or both would become a default) or give to any third party any right of termination, cancellation, amendment or acceleration under, or result in any loss of any material benefit, pursuant to any material agreement, document or instrument to which the Company or any of its properties or assets may be bound or (B) violate or conflict with any judgment, order, decree, or law applicable to the Company or any of its properties or assets; provided in the case of (A) and (B), unless any such default, violation or conflict would not have a Material Adverse Effect.
          (e) Common Stock. Upon issuance thereof, the Common Stock issuable in exchange for the OP Units upon the redemption of such OP Units in accordance with terms of the OP Agreement, will be duly authorized, validly issued, fully paid and nonassessable, and not subject to preemptive or similar rights created by statute or any agreement to which the Company is a party or by which it is bound.
          (f) No Litigation. There is no action, suit or proceeding pending or, to the Company’s knowledge, threatened against the Company that, if adversely determined, would have a Material Adverse Effect or a material adverse effect on the ability of the Company to perform its obligations under, this Agreement and the documents executed by it pursuant to this Agreement or to consummate the transactions contemplated hereby or thereby.
          (g) No Prior Business. Since the date of its formation, the Company has not conducted any business, nor has it incurred any liabilities or obligations (direct or indirect, present or contingent), in each case except in connection with the Formation Transactions and the Public Offering and as contemplated under this Agreement.
          (h) No Broker. Neither Company nor any of its officers, directors or employees, to the extent applicable, has employed or made any agreement with any broker, finder or similar agent or any person or firm which will result in the obligation of any Contributor or any of its respective affiliates to pay any finder’s fee, brokerage fees or commissions or similar payment in connection with transactions contemplated by the Agreement (other than any underwriting discount payable to the underwriters under the Underwriting Agreement).
     Except as set forth in Section 3.1 and this Section 3.2, neither the Operating Partnership nor the Company makes any representation or warranty of any kind, express or implied, and each Contributor acknowledges that it has not relied upon any other such representation or warranty.
     Section 3.3 Representations and Warranties of the Contributors. Each Contributor severally, and not jointly, represents and warrants to the Operating Partnership and the Company as provided in Exhibit C attached hereto (subject to qualification by the disclosures in the disclosure schedule attached hereto (the “Disclosure Schedule”)), and acknowledges and agrees to be bound by the indemnification provisions contained therein.
     Section 3.4 Indemnification. From and after the Closing Date and in accordance with the procedures described in Section 3.4 of Exhibit C hereto, mutatis mutandis, the Operating Partnership and the Company jointly and severally shall indemnify, hold harmless and defend each Contributor and its respective directors, officers, managers, members, partners and employees, as well as its affiliates (each of which is an “Indemnified Contributor Party”) from and against any and all claims, losses, damages, liabilities and expenses, including, without limitation, amounts paid in settlement, reasonable attorneys’ fees, costs of investigation, costs of investigative, judicial or administrative proceedings or appeals therefrom and costs of attachment or similar bonds (collectively, “Losses”) arising out of or related to, or asserted against, imposed upon or incurred by the Indemnified Contributor Party, to the extent resulting from: (i) any breach of a representation, warranty or covenant of the Operating Partnership or the Company contained in this Agreement or any Schedule, Exhibit, certificate or affidavit, or any other document delivered pursuant hereto or thereto, and (ii) all fees, costs and expenses of the Operating Partnership and the Company in connection with the transactions contemplated by this Agreement.
ARTICLE 4.
COVENANTS
     Section 4.1 Covenants of the Contributors.
          (a) From the date hereof through the Closing, and except in connection with the Formation Transactions, no Contributor shall, without the prior written consent of the Operating Partnership:
               (i) Sell, transfer (or agree to sell or transfer) or otherwise dispose of, or cause the sale, transfer or disposition of (or agree to do any of the foregoing) all or any portion of its interest in the Partnership Interests or all or any portion of its interest in the Properties; or
               (ii) Except as otherwise disclosed in the Disclosure Schedule, mortgage, pledge or encumber all or any portion of its Partnership Interests or any of the Properties.
          (b) From the date hereof through the Closing, and except in connection with the Formation Transactions, each Contributor shall, to the extent within its control, conduct each Partnership’s business in the ordinary course of business consistent with past practice, and shall, to the extent within its control and consistent with its obligations under each such Partnership’s operating agreements, not permit any Partnership, without the prior written consent of the Operating Partnership, to:
               (i) Enter into any material transaction not in the ordinary course of business with respect to the Properties;

               (ii) Except as otherwise disclosed in the Disclosure Schedule, mortgage, pledge or encumber (other than by Permitted Encumbrances) any assets of such Partnership, except (A) liens for taxes not delinquent, (B) purchase money security interests in the ordinary course of such Partnership’s business, and (C) mechanics’ liens being disputed by such Partnership in good faith and by appropriate proceeding in the ordinary course of such Partnership’s business;
               (iii) Cause or permit any Partnership to change the existing use of any Property;
               (iv) Cause or take any action that would render any of the representations or warranties regarding the Properties as set forth on Exhibit C untrue in any material respect;
               (v) File an entity classification election pursuant to Treasury Regulations Section 301.7701-3(c) on Internal Revenue Service Form 8832 (Entity Classification Election) to treat any Partnership as an association taxable as a corporation for federal income tax purposes; or
               (vi) Make any distribution to its partners or members related to the Partnerships or the Properties.
     Section 4.2 Tax Covenants.
          (a) The Contributors and the Operating Partnership shall provide each other with such cooperation and information relating to any of the Partnership Interests or the Properties as the parties reasonably may request in (i) filing any tax return, amended tax return or claim for tax refund, (ii) determining any liability for taxes or a right to a tax refund, or (iii) conducting or defending any proceeding in respect of taxes. Such reasonable cooperation shall include making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Operating Partnership shall promptly notify each Contributor upon receipt by the Operating Partnership or any of its affiliates of notice of (x) any pending or threatened tax audits or assessments with respect to the income, properties or operations of any of the Partnerships or with respect to any Property and (y) any pending or threatened federal, state, local or foreign tax audits or assessments of the Operating Partnership or any of its affiliates, in each case which may affect the liabilities for taxes of any of the Contributors with respect to any tax period ending before or as a result of the Closing. Each Contributor shall promptly notify the Operating Partnership in writing upon receipt by such Contributor or any of its affiliates of notice of any pending or threatened federal, state, local or foreign tax audits or assessments relating to the income, properties or operations of any of the Partnerships or with respect to any Property. Each of the Operating Partnership and the Contributors may participate at its own expense in the prosecution of any claim or audit with respect to taxes attributable to any taxable period ending on or before the Closing Date, provided, that the Contributors shall have the right to control the conduct of any such audit or proceeding or portion thereof with respect to income taxes attributable to periods, or portions thereof, ending on or prior to the Closing Date, and the Operating Partnership shall have the right to control any other audits and proceedings.
          (b) The Operating Partnership shall prepare or cause to be prepared and file or cause to be filed all tax returns of the Partnerships or their subsidiaries which are due after the Closing Date. To the extent such returns relate to a period prior to or ending on the Closing Date, such tax returns (including, for the avoidance of doubt, any amended tax returns) shall be prepared in a manner consistent with past practice, except as otherwise required by applicable law. To the extent such tax returns relate to income taxes attributable to a period prior to or ending on the Closing Date, no later than thirty (30) days prior to the due date (including extensions) for filing such returns, the Operating Partnership shall deliver such income tax returns to the Contributors for their review and approval, which approval shall not be unreasonably conditioned or withheld.
          (c) With respect to each Property that is contributed to the Operating Partnership pursuant to this Agreement, the Operating Partnership and each Contributor agree that the Operating Partnership shall use the “traditional method,” as described in Section 1.704-3(b) of the Treasury Regulations promulgated under the Code, to make allocations of taxable income and loss among the partners of the Operating Partnership.
ARTICLE 5.
WAIVERS AND CONSENTS
     Effective upon the Closing of the contribution and exchange of the Partnership Interests pursuant to Articles 1 and 2 herein, each Contributor waives and relinquishes all rights and benefits otherwise afforded to such Contributor under any Partnership Agreement, including, without limitation, any rights of appraisal, rights of first offer or first refusal, buy/sell agreements, and any right to consent to or approve of the sale or contribution by the other partners or members of each Partnership of their Partnership Interests to the Operating Partnership, the Company or any direct or indirect subsidiary thereof and any and all notice provisions related thereto.
ARTICLE 6.
MISCELLANEOUS
     Section 6.1 Further Assurances. The Contributors and the Operating Partnership shall take such other actions and execute such additional documents following the Closing as the other may reasonably request in order to effect the transactions contemplated hereby.
     Section 6.2 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     Section 6.3 Governing Law. This Agreement shall be governed by the internal laws of the State of New York, without regard to the choice of laws provisions thereof.
     Section 6.4 Amendment; Waiver. Any amendment hereto shall be in writing and signed by all parties hereto. No waiver of any provisions of this Agreement shall be valid unless in writing and signed by the party against whom enforcement is sought.
     Section 6.5 Entire Agreement. This Agreement, the exhibits and schedules hereto constitute the entire agreement and supersede conflicting provisions set forth in all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof, as the case may be. Exhibit C is incorporated in this Agreement by reference in its entirety, such that reference to this “Agreement” shall automatically include Exhibit C, and is subject to all of the provisions of this Article 6.
     Section 6.6 Assignability. This Agreement shall be binding upon, and shall be enforceable by and inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and assigns; provided, however, that this Agreement may not be assigned (except by operation of law) by any party without the prior written consent of the other parties, and any attempted assignment without such consent shall be void and of no effect.

     Section 6.7 Titles. The titles and captions of the Articles, Sections and paragraphs of this Agreement are included for convenience of reference only and shall have no effect on the construction or meaning of this Agreement.
     Section 6.8 Third Party Beneficiary. Except as may be expressly provided or incorporated by reference herein, including, without limitation, the indemnification provisions hereof, no provision of this Agreement is intended, nor shall it be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any customer, affiliate, stockholder, partner, member, director, officer or employee of any party hereto or any other person or entity.
     Section 6.9 Severability. If any provision of this Agreement, or the application thereof, is for any reason held to any extent to be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision and to execute any amendment, consent or agreement deemed necessary or desirable by the Operating Partnership to effect such replacement.
     Section 6.10 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by nationally recognized overnight delivery service, by facsimile or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 6.10):
(a)	if to the Company or to the Operating Partnership to:
CoreSite Realty Corporation
1050 17th Street, Suite 800
Denver, CO 80265
Attention: General Counsel
Facsimile: (877) 296-8110
(b)	if to any of the Contributors:
c/o The Carlyle Group
1001 Pennsylvania Avenue, N.W., Suite 220
Washington, D.C. 20004
Attention: George Ruhlen and Rainey Hoffman
Facsimile: (202) 347-9250
     Section 6.11 Reliance. Each party to this Agreement acknowledges and agrees that it is not relying on tax advice or other advice from the other party to this Agreement, and that it has or will consult with its own advisors. Except to the extent attributable to a breach by the Operating Partnership of any tax-related representations, warranties or covenants set forth in this Agreement or any Exhibit to this Agreement, the Operating Partnership shall not be liable for any damages resulting from a successful challenge of the treatment or characterization by any taxing authority of the transactions contemplated herein.

     Section 6.12 Equitable Remedies; Limitation on Damages. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with the specific terms hereof or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any federal or state court located in New York (as to which the parties agree to submit to jurisdiction for the purpose of such action), this being in addition to any other remedy to which the parties are entitled under this Agreement.
     Section 6.13 Several Liability. It is understood and acknowledged that to the extent any Contributor makes a representation, warranty or covenant hereunder, or assumes liability, the same is made or assumed by such Contributor severally, and not jointly or jointly and severally with any other Contributor.
[signature page to follow]

     IN WITNESS WHEREOF, the parties have executed this Contribution Agreement as of the date first written above.
“OPERATING PARTNERSHIP”
CoreSite, L.P.,
a Delaware limited partnership
By: CoreSite Realty Corporation,
a Maryland corporation
Its: General Partner

By:	/s/ Thomas M. Ray
	Name:	Thomas M. Ray
	Title:	President and Chief Executive Officer

“COMPANY” CoreSite Realty Corporation, a Maryland corporation
By:	/s/ Thomas M. Ray
	Name:	Thomas M. Ray
	Title:	President and Chief Executive Officer

“CONTRIBUTORS”

CORESITE CRP II/CP II HOLDINGS, LLC
By: Carlyle Realty II, L.P., its manager

By:	/s/ David B. Daniel
	Name:	David B. Daniel
	Title:	Vice President

CORESITE CRP II HOLDINGS (VCOC I), LLC
By:	/s/ Tom R. Levy
	Name:	Tom R. Levy
	Title:	Vice President

CORESITE CRP II HOLDINGS (VCOC II), LLC
By:	/s/ Tom R. Levy
	Name:	Tom R. Levy
	Title:	Vice President

CORESITE CRP III HOLDINGS, LLC
By:	/s/ Tom R. Levy
	Name:	Tom R. Levy
	Title:	Vice President

CORESITE CRP III HOLDINGS (VCOC), LLC
By:	/s/ Tom R. Levy
	Name:	Tom R. Levy
	Title:	Vice President

CORESITE CRP IV HOLDINGS, LLC
By:	/s/ Tom R. Levy
	Name:	Tom R. Levy
	Title:	Vice President

CORESITE CRP IV HOLDINGS (VCOC I), LLC
By:	/s/ Tom R. Levy
	Name:	Tom R. Levy
	Title:	Vice President

CORESITE CRP IV HOLDINGS (VCOC II), LLC
By:	/s/ Tom R. Levy
	Name:	Tom R. Levy
	Title:	Vice President

CORESITE CRP V HOLDINGS, LLC
By:	/s/ Tom R. Levy
	Name:	Tom R. Levy
	Title:	Vice President

Schedule 1.2
Existing Loans

		OUTSTANDING PRINCIPAL
LENDER	REFINANCED LOAN	BALANCE*
Wells Fargo	Market Post Tower — Mezzanine	$15,000,000
Wells Fargo	70 Innerbelt — Senior Loan	$14,500,000
Capmark	Coronado Stender — Senior A Note	$28,000,000
Capmark	Coronado Stender — Senior B Note	$4,635,423
Capmark	900 N. Alameda — Senior Loan	$28,000,000
Capmark	900 N. Alameda — Subordinate Loan	$1,464,969

		OUTSTANDING
LENDER	ASSUMED LOANS	PRINCIPAL BALANCE*
M&T Bank	12100 Sunrise Valley Drive -- Construction Loan	$24,926,506
Berkadia	427 LaSalle — Senior A Note	$25,000,000
Garrison	427 LaSalle — Senior B Note	$5,000,000
Fillmore Capital	427 LaSalle — Mezzanine	$10,000,000
Morgan Stanley	55 S. Market Street — Senior	$58,000,000

*	All loan balances as of June 30, 2010
Schedule 1.2

Schedule 1.2(c)
Letters of Credit

Property	$ Amount	Issuer	Beneficiary
1275 K Street	719,350	Keybank	Metro K LLC
One Wilshire	500,000	Keybank	Hines REIT One Wilshire, LP
Wilshire Annex — 1	6,500,000	Bank of America	Capmark Finance
Wilshire Annex — 2	4,000,000	Keybank	Capmark Finance
32 Avenue of the Americas	8,000,000	Morgan Stanley	32 Sixth Avenue Company LLC
CoreSite Denver Office Space Lease	220,075	Keybank	Independence Plaza Investment Group, Inc.
Schedule 1.2(c)

EXHIBIT A
TO
CONTRIBUTION AGREEMENT
CONTRIBUTORS’ PROPERTIES, PARTNERSHIPS AND ALLOCABLE SHARES
     Set forth below is a list of the Properties and Partnerships that are subject to this Agreement, and the Contributors’ allocable share with respect to each Property.

PERCENTAGE OF
OWNERSHIP
INTERESTS BEING
CONTRIBUTED
CONTRIBUTOR	PARTNERSHIPS	PROPERTY	BY CONTRIBUTOR
CoreSite CRP II/CP II Holdings, LLC	Carlyle MPT Mezzanine B, L.L.C.	Market Post Tower	83.62%

CoreSite CRP II Holdings (VCOC I), LLC	Carlyle MPT Mezzanine B, L.L.C.	Market Post Tower	5.44%

CoreSite CRP II Holdings (VCOC II), LLC	Carlyle MPT Mezzanine B, L.L.C.	Market Post Tower	10.94%

CoreSite CRP III Holdings, LLC	• CoreSite, L.L.C.	• N/A	• 83.15%

	• CoreSite 1275 K Street, L.L.C.	• 1275 K Street	• 83.15%

	• Carlyle One Wilshire Holdings, L.L.C.	• One Wilshire	• 83.15%

	• Carlyle One Wilshire, L.P.	• One Wilshire	• 83.15% of the limited partnership interests

CoreSite CRP III Holdings (VCOC), LLC	• CoreSite, L.L.C.	• N/A	• 16.85%

	• CoreSite 1275 K Street, L.L.C.	• 1275 K Street	• 16.85%

	• Carlyle One Wilshire Holdings, L.L.C.	• One Wilshire	• 16.85%

	• Carlyle One Wilshire, L.P.	• One Wilshire	• 16.85% of the limited partnership interests

CoreSite CRP IV Holdings, LLC	• CRP 427 LaSalle Holdings, L.L.C.	• 427 S. LaSalle	• 61.37%

	• Carlyle Alameda, L.L.C.	• 900 N. Alameda	• 62.19%

	• CoreSite 900 N. Alameda, L.L.C.	• 900 N. Alameda	• 62.19%

	• CRP Miami Telco Holdings, L.L.C.	• 2115 NW 22nd Street	• 62.19%

CoreSite CRP IV Holdings (VCOC I), LLC	• CRP 427 LaSalle Holdings, L.L.C.	• 427 S. LaSalle	• 10.82%

	• Carlyle Alameda, L.L.C.	• 900 N. Alameda	• 10.59%
Exhibit A

PERCENTAGE OF
OWNERSHIP
INTERESTS BEING
CONTRIBUTED
CONTRIBUTOR	PARTNERSHIPS	PROPERTY	BY CONTRIBUTOR
	• CoreSite 900 N. Alameda, L.L.C.	• 900 N. Alameda	• 10.59%

	• CRP Miami Telco Holdings, L.L.C.	• 2115 NW 22nd Street	• 10.59%

CoreSite CRP IV Holdings (VCOC II), LLC	• CRP 427 LaSalle Holdings, L.L.C.	• 427 S. LaSalle	• 27.81%

	• Carlyle Alameda, L.L.C.	• 900 N. Alameda	• 27.22%

	• CoreSite 900 N. Alameda, L.L.C.	• 900 N. Alameda	• 27.22%

	• CRP Miami Telco Holdings, L.L.C.	• 2115 NW 22nd Street	• 27.22%

CoreSite CRP V Holdings, LLC	• CRP Coronado Stender, L.L.C.	• Coronado Stender	• 100%

	• CRG West 2901 Coronado Drive, L.L.C.	• Coronado Stender	• 100%

	• CoreSite Real Estate 70 Innerbelt, L.L.C.	• 70 Innerbelt	• 100%

	• CoreSite Real Estate 12100 Sunrise Valley Drive, L.L.C.	• 1200 Sunrise Valley Drive	• 100%

	• CoreSite 1656 McCarthy, L.L.C.	• 1656 McCarthy	• 100%

	• CoreSite 32 Avenue of the Americas, L.L.C.	• 32 Avenue of the Americas	• 100%

	• CRG Fund V Holdings, LLC	• N/A	• 100%
Exhibit A

EXHIBIT B
TO
CONTRIBUTION AGREEMENT
FORM OF CONTRIBUTION AND ASSUMPTION AGREEMENT
     FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, each of the undersigned (each, a “Contributor,” and collectively, the “Contributors”) hereby assigns, transfers, sells and conveys to CoreSite, L.P., a Delaware limited partnership (the “Operating Partnership”), its entire legal and beneficial right, title and interest in, to and under each Partnership Interest set forth opposite such Contributor’s name on Schedule A attached hereto, including, without limitation, all right, title and interest, if any, of the undersigned in and to the assets of each Partnership and the right to receive distributions of money, profits and other assets from each Partnership, presently existing or hereafter at any time arising or accruing TO HAVE AND TO HOLD the same unto the Operating Partnership, its successors and assigns, forever.
     Upon the execution and delivery hereof, the Operating Partnership assumes from each Contributor all obligations in respect of the Partnership Interests set forth opposite such Contributor’s name on Schedule A attached hereto, and absolutely and unconditionally accepts the foregoing assignment from each Contributor, and agrees to be bound by the terms, conditions and covenants thereof, and to perform all duties and obligations of the Contributors thereunder from and after the date hereof.
     Each of the Contributors, for itself, its successors and assigns, hereby covenants and agrees that, at any time and from time to time after the date hereof upon the written request of the Operating Partnership, such Contributor will, without further consideration, do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, each and all of such further acts, deeds, assignments, transfers, conveyances and assurances as may reasonably be required by the Operating Partnership in order to assign, transfer, set over, convey, assure and confirm unto and vest in the Operating Partnership, its successors and assigns, title to the Partnership Interests, transferred, conveyed and delivered by this Agreement.
     Capitalized terms used herein, but not defined have the meanings ascribed to them in the Contribution Agreement, dated as of September 28, 2010, between the Operating Partnership, the Contributors and the other parties thereto.
[Remainder of page left intentionally blank.]
Exhibit B

     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered the Agreement as of the date first above written.

Exhibit B

CoreSite, L.P.,
a Delaware limited partnership

By: CoreSite Realty Corporation, a Maryland corporation
Its: General Partner

By:
Name:
Title:
Exhibit B

EXHIBIT C
TO
CONTRIBUTION AGREEMENT
REPRESENTATIONS AND WARRANTIES OF CONTRIBUTOR

ARTICLE 1 — ADDITIONAL DEFINED TERMS
     For purposes of this Exhibit C, the following terms have the meanings set forth below. Terms which are not defined below shall have the meaning set forth for those terms as defined in the Agreement to which this Exhibit C is attached:
     Actions: Means all actions, litigations, complaints, charges, accusations, investigations, petitions, suits, arbitrations, mediations or other proceedings, whether civil or criminal, at law or in equity, or before any arbitrator or Governmental Entity.
     Agreement: Means the Contribution Agreement to which this Exhibit C is attached.
     Disclosure Schedule: Means that disclosure schedule attached to the Agreement.
     Colocation Business: Means the colocation space licensing business at the Properties
     Entity: Means with respect to each Contributor, each Partnership that is owned by such Contributor as of the date hereof and each partnership, limited liability company or other legal entity that is owned directly or indirectly by such Partnership.
     Environmental Law: Means all applicable statutes, regulations, rules, ordinances, codes, licenses, permits, orders, demands, approvals, authorizations and similar items of any Governmental Entity and all applicable judicial, administrative and regulatory decrees, judgments and orders relating to the protection of human health or the environment as in effect on the Closing Date, including but not limited to those pertaining to reporting, licensing, permitting, investigation, removal and remediation of Hazardous Materials, including without limitation: (x) the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251), the Safe Drinking Water Act (42 U.S.C. 300f et seq.), the Toxic Substances Control Act (15 U.S.C. 2601 et seq.), the Endangered Species Act (16 U.S.C. 1531 et seq.), the Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. 11001 et seq.), and (y) applicable state and local statutory and regulatory laws, statutes and regulations pertaining to Hazardous Materials.
     Environmental Permits: Means any and all licenses, certificates, permits, directives, requirements, registrations, government approvals, agreements, authorizations, and consents that are required under or are issued pursuant to any Environmental Laws.
     Governmental Entity: Means any governmental agency or quasi-governmental agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.
     Hazardous Material: Means any substance:

Exhibit C-1

     (i) the presence of which requires investigation or remediation under any Environmental Law action or policy, administrative request or civil complaint under the foregoing or under common law; or
     (ii) which is controlled, regulated or prohibited under any Environmental Law as in effect as of the Closing Date, including the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.) and the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.); or
     (iii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and as of the Closing Date is regulated by any Governmental Entity; or
     (iv) the presence of which on, under or about, a Property poses a hazard to the health or safety of persons on or about such Property; or
     (v) which contains gasoline, diesel fuel or other petroleum hydrocarbons, polychlorinated biphenyls (PCBs) or asbestos or asbestos-containing materials or urea formaldehyde foam insulation; or
     (vi) radon gas.
     Indemnifying Party: Means any party required to indemnify any other party under Section 3.2 of this Exhibit C.
     Knowledge: Means, with respect to each Contributor, the actual knowledge, without inquiry or duty of inquiry, of Thomas Ray, Robert Stuckey, George Ruhlen, Rainey Hoffman, Thomas Levy, Leo Krusius, Barbara Murphy, Christian Forbes, Rob Konigsberg, or David Daniel.
     Liens: Means, means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), other charge or security interest or any preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, and any obligations under capital leases having substantially the same economic effect as any of the foregoing.
     Permitted Encumbrances: Means:
     (a) Liens securing Taxes, the payment of which (i) is not delinquent or (ii) is actively being contested in good faith by appropriate proceedings;
     (b) Zoning laws and ordinances applicable to the Properties which are not violated by the existing structures or present uses thereof or the transfer of the Properties;
     (c) Liens imposed by laws, such as carriers’, warehousemen’s and mechanics’ liens, and other similar liens arising in the ordinary course of business which secure payment of obligations arising in the ordinary course of business not more than 60 days past due or which are being contested in good faith by appropriate proceedings diligently pursued;
     (d) encumbrances and restrictions on real property (including easements, covenants, rights of way and similar restrictions of record) that do not materially interfere with the present use of such real property or that are on any title commitment or title insurance policy that has been made available to, or is in the possession of, the Operating Partnership; and

Exhibit C-2

     (e) the Liens of all Existing Loan Documents.
     Person: Means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or Governmental Entity.
     Prospectus: Means the Company’s final prospectus, as delivered to investors in the Public Offering (including, without limitation, the pro forma financial statements contained therein and any matters for which a reserve has been established as reflected in such pro forma financial statements).
     REIT Shares: Shall have the meaning set forth in the OP Agreement.
     Release: Shall have the same meaning as the definition of “release” in the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA) at 42 U.S.C. Section 9601(22), but not including the exclusions identified in that definition, at subparts (A) through (D).
     Tax or Taxes: Means any federal, state, provincial, local or foreign income, gross receipts, license, payroll, employment-related, excise, goods and services, harmonized sales, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto.
ARTICLE 2 — REPRESENTATIONS AND WARRANTIES
OF CONTRIBUTORS
     Except as set forth in the Disclosure Schedule or the Prospectus, each Contributor severally, and not jointly, represents and warrants to the Operating Partnership and the Company as set forth below in this Article 2 solely with respect to any Partnership Interest, Property or Entity, directly or indirectly contributed to the Operating Partnership by such Contributor or to another Contributor owned directly, or indirectly by the same real estate fund, which representations and warranties are true and correct as of the date hereof and will (except to the extent expressly relating to a specified date) be true and correct as of the Pre-Closing Date:
     2.1 Organization; Authority; Qualification. Each Entity contributed, directly or indirectly, by such Contributor is duly formed, validly existing and in good standing (to the extent applicable) under the laws of its jurisdiction of formation and each such Entity has the requisite power and authority to carry on its business as it is presently conducted and, to the extent required under applicable law, is qualified to do business in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its property make such qualification necessary, except where failure to be so qualified would not have a Material Adverse Effect. The Contributors have made available to the Operating Partnership true and correct copies of the organizational documents of each such Entity, with all amendments as in effect on the date of this Agreement (collectively, the “Organizational Documents”). Schedule 2.1 of the Disclosure Schedule lists each Partnership, its jurisdiction of formation and each partner, member or other equity owner of such Partnership as of the date hereof.
     2.2 Due Authorization. Such Contributor has the legal capacity to enter into this Agreement. The Agreement and each agreement, document and instrument executed and delivered by or on behalf of such Contributor pursuant to the Agreement constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of such Contributor, each enforceable against such Contributor in accordance with its terms, as such enforceability may be limited by bankruptcy or the application of equitable principles.

Exhibit C-3

     2.3 Consents and Approvals. Except as shall have been satisfied prior to the Closing Date and as set forth in Schedule 2.3 to the Disclosure Schedule, as of the date hereof, no consent, waiver, approval or authorization of any third party or Governmental Entity is required to be obtained by such Contributor or any Entity owned by such Contributor in connection with the execution, delivery and performance of the Agreement and the transactions contemplated hereby, except for those consents, waivers, approvals or authorizations, the failure of which to obtain would not have a Material Adverse Effect.
     2.4 Ownership of the Partnership Interests and other Entities.
          (a) Except for the Partnership Interests being contributed to the Operating Partnership pursuant to this Agreement, no Partnership has issued any equity securities or other equity interests therein (including, without limitation, any securities convertible into or exchangeable or redeemable for any such equity securities or other equity interests) and there are no outstanding subscriptions, calls, warrants, options or commitments of any kind for the granting or issuance of any equity securities or other equity interests in any Partnership. Except as set forth in Schedule 2.4(a) to the Disclosure Schedule, each Contributor is the sole owner of the Partnership Interests being contributed by it, beneficially and of record, free and clear of any Liens of any nature and has full power and authority to convey the Partnership Interests, free and clear of any Liens, and, upon delivery of consideration for such Partnership Interests as herein provided, the Operating Partnership will acquire good title thereto, free and clear of any Liens other than any liens arising through the Operating Partnership. Except as set forth in Schedule 2.4(a) to the Disclosure Schedule, no Contributor has granted to any other Person any right to purchase, and there are no other agreements with respect to the voting or transfer of, any Partnership Interest held by such Contributor.
          (b) Schedule 2.4(b) sets forth the name and jurisdiction of organization if each Entity that is not a Partnership and the Partnership which, directly or indirectly, owns 100% of the equity interests therein. Except for the equity interests owned by the Partnership or another Entity that is 100% owned, directly or indirectly by such Partnership, no Entity has issued any equity securities or other equity interests therein (including, without limitation, any securities convertible into or exchangeable or redeemable for any equity securities) and there are no outstanding subscriptions, calls, warrants, options or commitments of any kind for the granting or issuance of any equity securities or other equity interests in such Entity. Except as set forth in Schedule 2.4(b) to the Disclosure Schedule, each of the Partnerships or other Entities designated as owning any of the equity interests on Schedule 2.4(b) is the sole owner of such equity interests, beneficially and of record, free and clear of any Liens (other than Permitted Liens). Except as set forth in Schedule 2.4(b) to the Disclosure Schedule, no Entity has granted to any other Person any right to purchase, and there are no other agreements with respect to the voting or transfer of, any equity securities issued by such Entity.
     2.5 No Violation. Except as shall have been cured to the satisfaction of the Operating Partnership, consented to or waived in writing by the Operating Partnership prior to the Closing Date or as set forth in Schedule 2.5 to the Disclosure Schedule, none of the execution, delivery or performance of the Agreement, any agreement contemplated thereby and the transactions contemplated hereby and thereby does or will, with or without the giving of notice, lapse of time, or both, violate, conflict with, result in a breach of, or constitute a default under or give to others any right of termination, acceleration, cancellation or other right adverse to the Operating Partnership of (A) the organizational documents, including the operating agreement, if any, of any Contributor or any of the Entities in which any Contributor holds an interest to be contributed hereunder, (B) any agreement, document or instrument to which any Contributor is a party or by which any Contributor or any Entity in which any Contributor holds an interest to be contributed hereunder, are bound, or (C) any term or provision of any judgment, order, writ, injunction, or decree, or require any approval, consent or waiver of, or make any filing with,

Exhibit C-4

any person or Governmental Entity or foreign, federal, state, local or other law binding on any Contributor or the Entities in which either Contributor holds an interest to be contributed hereunder, or by which any Contributor, Entity or any of their assets or properties are bound or subject; provided in the case of (B) and (C) above, unless any such violation, conflict, breach, default or right would not have a Material Adverse Effect or on the ability of any Contributor to consummate the transactions contemplated hereby.
     2.6 Non-Foreign Status. Each Contributor is a United States person (as defined in Section 7701(a)(30) of the Code), and is, therefore, not subject to the provisions of the Code relating to the withholding of sales proceeds to foreign persons, and is not subject to any state withholding requirements. Each Contributor will provide affidavits at the Closing to this effect as provided for in Section 2.3(d) of the Agreement.
     2.7 Investment Purposes. Each Contributor acknowledges its understanding that the offering and issuance of OP Units to be acquired pursuant to the Agreement are intended to be exempt from registration under the Securities Act of 1933, as amended and the rules and regulations in effect thereunder (the “Act”) and that the Operating Partnership’s reliance on such exemption is predicated in part on the accuracy and completeness of the representations and warranties of the Contributors contained herein. In furtherance thereof, each Contributor represents and warrants to the Company and the Operating Partnership as follows:
          2.7.1 Investment. Such Contributor is acquiring OP Units (and any Common Stock which may be received upon redemption of such OP Units) solely for its own account for the purpose of investment and as a nominee or agent for any other person and not with a view to, or for offer or sale in connection with, any distribution of any thereof. Such Contributor agrees and acknowledges that it will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of (hereinafter, “Transfer”) any of the OP Units (and any Common Stock which may be received upon redemption of such OP Units), unless (i) the Transfer is pursuant to an effective registration statement under the Act and qualification or other compliance under applicable blue sky or state securities laws, (ii) counsel for such Contributor (which counsel shall be reasonably acceptable to the Operating Partnership) shall have furnished the Operating Partnership with an opinion, reasonably satisfactory in form and substance to the Operating Partnership, to the effect that no such registration is required because of the availability of an exemption from registration under the Act, or (iii) the Transfer is otherwise permitted by the OP Agreement. The term “Transfer” shall not include any redemption or exchange of the OP Units for REIT Shares pursuant to Section 15.1 of the OP Agreement. Notwithstanding the foregoing, no Transfer shall be made unless it is permitted under the OP Agreement.
          2.7.2 Knowledge. Such Contributor is knowledgeable, sophisticated and experienced in business and financial matters and fully understands the limitations on transfer imposed by the Federal securities laws and as described in the Agreement and the OP Agreement. Such Contributor is able to bear the economic risk of holding the OP Units for an indefinite period and is able to afford the complete loss of its investment in the OP Units; such Contributor has received and reviewed all information and documents about or pertaining to the Company, the Operating Partnership, the business and prospects of the Company and the Operating Partnership and the issuance of the OP Units, as such Contributor deems necessary or desirable, has had cash flow and operations data for the Properties made available by the Operating Partnership upon request and has been given the opportunity to obtain any additional information or documents and to ask questions and receive answers about such information and documents, the Company, the Operating Partnership, the Properties, the business and prospects of the Company and the Operating Partnership and the OP Units, which such Contributor deems necessary or desirable to evaluate the merits and risks related to its investment in the OP Units, and to conduct its own independent valuation of the Properties. Such Contributor has reviewed with its legal counsel and tax advisors the forms of the Articles of Amendment and Restatement, the form of which is attached hereto as Appendix A, the Amended and Restated Bylaws of the Company, the form of which is attached hereto as Appendix B (the “Amended and Restated Bylaws”), and the OP Agreement.

Exhibit C-5

          2.7.3 Holding Period. Such Contributor acknowledges that it has been advised that (i) the OP Units are not redeemable or exchangeable for cash or, at the option of the REIT, REIT Shares for a minimum of twelve (12) months, (ii) the OP Units issued pursuant to the Agreement, and any REIT Shares issued in exchange for, or in respect of a redemption of, the OP Units, are “restricted securities” (unless registered in accordance with applicable U.S. securities laws) under applicable federal securities laws and may be disposed of only pursuant to an effective registration statement or an exemption therefrom and such Contributor understands that the Operating Partnership has no obligation or intention to register any OP Units, except to the extent set forth in the Registration Rights Agreement; accordingly, such Contributor may have to bear indefinitely, the economic risks of an investment in such OP Units, (iii) a restrictive legend in the form hereafter set forth shall be placed on the OP Unit Certificates (and any certificates representing REIT Shares for which OP Units may, in certain circumstances, be exchanged or redeemed), and (iv) a notation shall be made in the appropriate records of the Operating Partnership indicating that the OP Units (and any REIT Shares for which OP Units may, in certain circumstances, be exchanged or redeemed) and are subject to restrictions on transfer.
          2.7.4 Accredited Investor. Such Contributor is an “accredited investor” (as such term is defined in Rule 501 (a) of Regulation D under the Act).
          2.7.5 Legend. Each OP Unit Certificate, if any, issued pursuant to the Agreement (and any certificates representing REIT Shares for which OP Units may, in certain circumstances, be exchanged or redeemed), unless registered in accordance with applicable U.S. securities laws, shall bear the following legend:
The securities evidenced hereby have not been registered under the Securities Act of 1933, as amended (the “Act”), or the securities laws of any state and may not be sold, transferred or otherwise disposed of in the absence of such registration, unless, except in limited circumstances, the transferor delivers to the company an opinion of counsel satisfactory to the company, to the effect that the proposed sale, transfer or other disposition may be effected without registration under the Act and under applicable state securities or “Blue Sky” laws;
     In addition to the foregoing legend, each certificate (if any) representing any REIT Shares for which OP Units may, in certain circumstances, be exchanged or redeemed shall also bear a legend which generally provides the following:
The shares represented by this certificate are subject to restrictions on Beneficial and Constructive Ownership and Transfer for the purpose, among others, of the Corporation’s maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended (the “Code”). Subject to certain further restrictions and except as expressly provided in the Corporation’s Charter, (i) no Person may Beneficially or Constructively Own shares of the Corporation’s Capital Stock in excess of 9.8% (in value or number of shares) of the outstanding shares of Capital Stock of the Corporation; (ii) no Person may Beneficially or Constructively Own shares of Capital Stock of the Corporation in excess of 9.8% of the value of the total outstanding shares of Capital Stock of the Corporation; (iii) no Person may Beneficially or Constructively Own Capital Stock that would result in the Corporation being “closely held” under Sections 856(h)(1)(B) and 856(h)(3) of the Code or otherwise cause the Corporation to fail to qualify as a REIT; and (iv) no Person may Transfer shares of Capital Stock if such Transfer would result in the Capital Stock of the Corporation being owned by fewer than 100 Persons. Any Person who Beneficially or Constructively Owns or attempts to Beneficially or Constructively Own shares of Capital Stock which causes or will cause a Person to Beneficially or Constructively Own shares of Capital Stock in excess or in violation of the above limitations must immediately notify the Corporation. If any of the restrictions on transfer or ownership are

Exhibit C-6

violated, the shares of Capital Stock represented hereby, together with any dividends or distributions thereon will be automatically transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries. In addition, the Corporation may redeem shares upon the terms and conditions specified by the Board of Directors in its sole discretion if the Board of Directors determines that ownership or a Transfer or other event may violate the restrictions described above. Furthermore, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. All capitalized terms in this legend have the meanings defined in the Charter of the Corporation, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Capital Stock of the Corporation on request and without charge. Requests for such a copy may be directed to the Secretary of the Corporation at its Principal Office.
     2.8 No Brokers. Except as set forth in Schedule 2.8 to the Disclosure Schedule, no Contributor nor any of their or their respective officers, directors or employees, to the extent applicable, has employed or made any agreement with any broker, finder or similar agent or any person or firm which will result in the obligation of the Company, the Operating Partnership or any of their affiliates (including any of the Partnerships and/or Entities) to pay any finder’s fee, brokerage fees or commissions or similar payment in connection with the transactions contemplated by the Agreement.
     2.9 Taxes.
          (a) To each Contributor’s Knowledge, no Tax lien exists with respect to any Property contributed by such Contributor, except for Permitted Encumbrances. Copies of the real property Tax bills for such Property for the current Tax year have been furnished or made available to the Operating Partnership, and such Tax bills are true and correct copies of all of the real property Tax bills for such Tax year actually received with respect to each such Property by such Contributor or the Entities or their agents. Each Acquired Entity has timely and properly filed all Tax Returns required to be filed by it. All such Tax Returns are complete and accurate in all material respects. All material Taxes shown on any Tax Return of an Acquired Entity or with respect to each property have been paid or will be paid prior to the Closing Date or are being contested in good faith. No Acquired Entity has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. No deficiencies for any material amount of Taxes of any Acquired Entity or with respect to any Property have been claimed, proposed or assessed, in each case, in writing, by any Tax authority or other Governmental Entity. There are no audits, investigations, disputes, notices of deficiency or claims for any material amount of Taxes of any Acquired Entity or with respect to any Property pending or, to the Knowledge of either Contributor, threatened in writing in the last twelve months. The representations made in this Section 2.9(a) refer only to past activities and are not intended to serve as representations to, or a guarantee of, nor can they be relied on with respect to, Taxes attributable to any period (or portion thereof) beginning after, or Tax positions, taken after the Closing Date. Without limiting the foregoing, no Contributor makes any representation with respect to, nor shall any Contributor have any liability for any Taxes payable as a result of any reassessment completed following the Closing Date (whether as a result of the transactions contemplated hereby or otherwise) whether or not such reassessment applies retroactively to any period, or any portion of any period, prior to the Closing Date.
          (b) For federal income Tax purposes, each Entity being acquired by the Operating Partnership from such Contributor (each such entity, an “Acquired Entity”) is, and at all times during its existence has been a partnership or limited liability company taxable either (i) as a partnership (rather than an association or a publicly traded partnership taxable as a corporation) or (ii) a disregarded entity.

Exhibit C-7

     2.10 Litigation. Except as set forth in Schedule 2.10 to the Disclosure Schedule, there is no Action, litigation, claim or other proceeding, either judicial or administrative (including, without limitation, any governmental action or proceeding), pending or, to each Contributor’s Knowledge, threatened in writing in the last twelve months, against any Property, any Partnership Interests, any Contributor, or any of the Entities or that would reasonably be expected to adversely affect the Contributors’ ability to consummate the transactions contemplated hereby. No Contributor is bound by any outstanding order, writ, injunction or decree of any court, Governmental Entity or arbitration against or affecting all or any portion of its Partnership Interests, Partnership Interests, the Contributed Assets, or any Entity which in any such case would impair either Contributor’s ability to enter into and perform all of its obligations under the Agreement or would have a Material Adverse Effect.
     2.11 Compliance With Laws. In connection with the operation of the Properties, except as set forth in Schedule 2.11 to the Disclosure Schedule, to each Contributor’s Knowledge, the Properties contributed by such Contributor have been maintained and the Contributors have not received written notice that any such Property is not in compliance in all material respects with all applicable laws, ordinances, rules, regulations, codes, orders and statutes (including, without limitation, those currently relating to fire safety, conservation, parking, Americans with Disabilities Act, zoning and building laws) whether federal, state or local, except where the failure to so comply would not have a Material Adverse Effect. Compliance with Environmental Laws is not addressed by this Section 2.11, but rather solely by Section 2.15.
     2.12 Real Property.
          (a) Except as described in Schedule 2.12(a) to the Disclosure Schedule, the Partnership or other Entity that owns each of the Properties that is designated as owned real property in the Prospectus has good and marketable title in fee simple to such Property free and clear of all Liens, except Permitted Encumbrances.
          (b) Except as described in Schedule 2.12(b) to the Disclosure Schedule, the Partnership or other Entity that leases each of the Properties that is designated as leased real property in the Prospectus has a valid leasehold interest in, and enjoys peaceful and undisturbed possession (consistent with historical use) of such real property, in each case free and clear of all Liens, except Permitted Encumbrances. No Entity has received any written notice of any material uncured default under any of the real property leases pursuant to which it leases such properties, and to the Contributors’ knowledge there is no material uncured default by any landlord thereunder, except in each case as would not reasonably be expected to have a Material Adverse Effect.
     2.13 Eminent Domain. There is no existing or, to each Contributor’s Knowledge, proposed or threatened condemnation, eminent domain or similar proceeding, or private purchase in lieu of such a proceeding, in respect of all or any material portion of the Properties contributed by such Contributor.
     2.14 Licenses and Permits. Except as set forth in Schedule 2.14 to the Disclosure Schedule, to each Contributor’s Knowledge, all licenses, permits or other governmental approvals (including certificates of occupancy) required to be obtained by the owner of any Property contributed by such Contributor in connection with the construction, use, occupancy, management, leasing and operation of such Properties have been obtained and are in full force and effect and in good standing, except for those licenses, permits and other governmental approvals, the failure of which to obtain or maintain in good standing would not have a Material Adverse Effect.
     2.15 Environmental Compliance. To each Contributor’s Knowledge, except as may be disclosed in Schedule 2.15 to the Disclosure Schedule or the environmental reports listed therein (the

Exhibit C-8

“Environmental Reports”) (true and correct copies of which have been made available to the Operating Partnership), the Properties contributed by such Contributor are currently in compliance with all Environmental Laws and Environmental Permits, except where the failure to so comply would not have a Material Adverse Effect. No Contributor has received any written notice from the United States Environmental Protection Agency or any other federal, state, county or municipal entity or agency that regulates Hazardous Materials or public health risks or other environmental matters or any other private party or Person claiming any current violation of, or requiring current compliance with, any Environmental Laws or Environmental Permits or demanding payment or contribution for any Release or other environmental damage in, on, under, or upon any of the Properties. No litigation in which such Contributor or any Acquired Entity is a named party is pending with respect to Hazardous Materials located in, on, under or upon any of the Properties, and, to such Contributor’s Knowledge, no investigation in such respect is pending and no such litigation or investigation has been threatened in writing in the last twelve months by any Governmental Entity or any third party. To such Contributor’s Knowledge, except as may be disclosed in Schedule 2.15 to the Disclosure Schedule or the Environmental Reports, there are no environmental conditions existing at, on, under, upon or affecting the Properties or any portion thereof that would reasonably be likely to result in any claim, liability or obligation under any Environmental Laws or Environmental Permit or any claim by any third party that would have a Material Adverse Effect.
     2.16 Material Customer Leases. With respect to each Property, the leases, licenses, subleases, tenancies, possession agreements and occupancy agreements with tenants, subtenants or licensees of such Property that individually constitute more than 2.0% of the aggregate rental revenues of the Operating Partnership on a pro forma basis after giving effect to the transactions contemplated hereby (the “Material Leases”) are identified on Schedule 2.16 to the Disclosure Schedule. To each Contributor’s Knowledge, such Leases are in full force and effect, except as indicated otherwise in Schedule 2.16 to the Disclosure Schedule or the rent roll in the possession of the Operating Partnership on the date hereof. To each Contributor’s Knowledge, except as set forth in Schedule 2.16 to the Disclosure Schedule or the rent roll in the possession of the Operating Partnership on the date hereof, no monetary or material non-monetary default (beyond applicable notice and cure periods) by any party exists under any such Material Lease. To each Contributor’s Knowledge, no tenants under any of such Material Leases is presently the subject of any voluntary or involuntary bankruptcy or insolvency proceedings.
     2.17 Tangible Personal Property. Except as set forth in Schedule 2.17 to the Disclosure Schedule or as would not have a Material Adverse Effect, to each Contributor’s Knowledge, each Entity’s interests in any fixtures or personal property that are reflected on the financial statements of such Entity as owned by such Entity, are owned free and clear of all Liens other than Permitted Encumbrances.
     2.18 Existing Loans. Schedule 2.18 to the Disclosure Schedule lists all secured loans presently encumbering the Properties or any direct or indirect interest in any Entity held by the Contributors, and any unsecured loans relating thereto to be assumed by the Operating Partnership or any subsidiary of the Operating Partnership at Closing, as of the date hereof (the “Disclosed Loans”), the approximate outstanding aggregate principal balance of which is $218,526,897 as of the date hereof. To each Contributor’s Knowledge, the Disclosed Loans and the documents entered into in connection therewith (collectively, the “Disclosed Loan Documents”) are in full force and effect and binding on the Partnership or other Entity party thereto, and to the knowledge of the Contributors, each other party thereto. No monetary or material non-monetary default (beyond applicable notice and cure periods) by any Contributor, Partnership or other Entity exists under any of such Disclosed Loan Documents. True and correct copies of the existing Disclosed Loan Documents have been made available to the Operating Partnership.
     2.19 Zoning. Except as set forth on Schedule 2.19 to the Disclosure Schedule, the Contributors have not received (i) any written notice (which remains uncured) from any Governmental

Exhibit C-9

Entity stating that any of the Properties is currently violating any zoning, land use or other similar rules or ordinances in any material respect, or (ii) any written notice of any pending or threatened proceedings for the rezoning (i.e., as opposed to the current zoning) of any of the Properties or any portion thereof except, in each case as would not have a Material Adverse Effect.
     2.20 Exclusive Representations. Except as set forth above in this Exhibit C, the Contributors make no representation or warranty of any kind, express or implied, in connection with all or any of the Property, the Partnership Interests, or any Entity, and each of the Operating Partnership and the Company acknowledges that it has not relied upon any other such representation or warranty. Except as set forth in Section 3.2(e) of the Agreement, each Contributor acknowledges that no representation or warranty has been made by the Company or the Operating Partnership with respect to the legal and tax consequences of the transfer to the Operating Partnership of such Contributor’s Property, Partnership Interests, Partnership Interests, Contributed Assets, Assumed Agreements, or Assumed Liabilities, nor with respect to either Contributor’s receipt of OP Units as consideration therefor. Each Contributor acknowledges that it has not relied upon any other such representation or warranty.
ARTICLE 3 — INDEMNIFICATION
     3.1 Survival Of Representations And Warranties; Remedy For Breach.
          (a) Subject to Section 3.6 of this Exhibit C, all representations and warranties contained in this Exhibit C (as qualified by the Disclosure Schedule) or in any Schedule, Exhibit, certificate or affidavit delivered pursuant to the Agreement shall survive the Closing.
          (b) Notwithstanding anything to the contrary in the Agreement or this Exhibit C, following the Closing and issuance of OP Units to the Contributors, no Contributor shall be liable under this Exhibit C or the Agreement for monetary damages (or otherwise) for breach of any of its representations, warranties, covenants and obligations contained in this Exhibit C or the Agreement (other than the covenants and obligations set forth in Section 2.5 thereof) or in any Schedule, Exhibit, certificate or affidavit delivered by it pursuant thereto, other than pursuant to the succeeding provisions of this Article 3, which, except as provided in Section 6.11 of the Agreement, shall be the sole and exclusive remedy with respect thereto. In furtherance of the foregoing provision relating to exclusive remedy, each of the Operating Partnership and the Company hereby expressly waives any rights or claims it may have to pursue any remedy against the Contributors or any of their affiliates following the Closing and issuance of OP Units to the Contributors, whether under statute or common law, including, without limitation, any rights arising under any Environmental Law, other than (i) as provided in this Article 3 or in Section 6.11 of the Agreement, and (ii) with respect to the covenants and obligations described in Section 2.5 of the Agreement. Except to the extent that any Contributor distributes any of the OP Units pledged in accordance with Section 3.3 below during the applicable survival period, in no event shall the constituent members, partners, employees, officers, directors, managers, advisers, agents or representatives of any Contributor, or of any Entity, be liable for monetary damages (or otherwise) for any breach of any of the representations, warranties, covenants and obligations contained in this Exhibit C or the Agreement or in any Schedule, Exhibit, certificate or affidavit delivered by the Contributors or any Entity pursuant thereto.
     3.2 General Indemnification.
          (a) From and after the Closing Date, each Contributor shall severally, and not jointly (as determined below), indemnify, hold harmless and defend the Operating Partnership and the Company (each of which is an “Indemnified Party”) from and against any and all Losses asserted against, imposed upon or incurred by the Indemnified Party, to the extent resulting from any breach of a representation, warranty or covenant of the Contributors contained in the Agreement (as qualified by all items set forth in the Prospectus and the Disclosure Schedule and including, without limitation, this Exhibit C), or in any

Exhibit C-10

Schedule, Exhibit, certificate or affidavit delivered by the Contributors pursuant thereto. In each case, the Contributors shall only bear the fees, costs or expenses in connection with the employment of one counsel (regardless of the number of Indemnified Parties).
          (b) With respect to any claim of an Indemnified Party pursuant to this Section 3.2, to the extent available, the Operating Partnership agrees to use diligent good faith efforts to pursue and collect any and all available proceeds and benefits of any right to defense under any insurance policy which covers the matter which is the subject of the indemnification prior to seeking indemnification from any Contributor until all proceeds and benefits, if any, to which the Operating Partnership or the Indemnified Party is entitled pursuant to such insurance policy have been exhausted; provided, however, that the Operating Partnership may make a claim under this Section 3.2 even if an insurance coverage dispute is pending, in which case, if the Indemnified Party later receives insurance proceeds with respect to any Losses paid by any Contributor for the benefit of any Indemnified Party, then the Indemnified Party shall reimburse such Contributor in an amount equivalent to such proceeds in excess of any deductible amount pursuant to Section 3.5(a) of this Exhibit C up to the amount actually paid (or deemed paid) by such Contributor to the Indemnified Party in connection with such indemnification (it being understood that all costs and expenses incurred by the Contributors with respect to insurance coverage disputes shall constitute Losses paid by the Contributors for purposes of Section 3.2(a) of this Exhibit C).
     3.3 Pledge Agreement. At the IPO Closing, each Contributor shall execute a Pledge Agreement (in the form of Exhibit G to the Agreement) pursuant to which such Contributor’s indemnity contained in this Article 3 shall be secured by a pledge of such Contributor’s OP Units equal to 10% of such Contributor’s OP Unit Consideration, and which pledge will be in full satisfaction of any indemnification obligations of such Contributor contained in this Article 3.
     3.4 Notice and Defense of Claims. As soon as reasonably practicable after receipt by the Indemnified Party of notice of any liability or claim incurred by or asserted against the Indemnified Party that is subject to indemnification under this Article 3, the Indemnified Party shall give notice thereof to the Contributors, including liabilities or claims to be applied against the indemnification deductible established pursuant to Section 3.5 hereof; provided that failure to give notice to the Contributors will not relieve any Contributor from any liability which it may have to any Indemnified Party, unless, and only to the extent that, such failure (a) shall have caused prejudice to the defense of such claim or (b) shall have materially increased the costs or potential liability of the Contributors by reason of the inability or failure of any Contributor (due to such lack of prompt notice) to be involved in any investigations or negotiations regarding any such claim. Such notice shall describe in reasonable detail the facts known to such Indemnified Party giving rise to such claim, and the amount or good faith estimate of the amount of Losses arising therefrom. Unless prohibited by law, such Indemnified Party shall deliver to such Contributor, promptly after such Indemnified Party’s receipt thereof, copies of all notices and documents received by such Indemnified Party relating to such claim. The Indemnified Party shall permit the Contributors, at their own option and expense, to assume the defense of any such claim by counsel selected by the Contributors and reasonably satisfactory to the Indemnified Party, and to settle or otherwise dispose of the same; provided, however, that the Indemnified Party may at all times participate in such defense at its sole expense; and provided further, however, that no Contributor shall, in defense of any such claim, except with the prior written consent of the Indemnified Party in its sole and absolute discretion, consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff in question to all Indemnified Parties a release of all liabilities in respect of such claims, or that does not result only in the payment of money damages which are paid (or deemed paid) in full by the Contributors. If the Contributors have not undertaken such defense within 30 days after such notice, or within such shorter time as may be reasonable under the circumstances to the extent required by applicable law, then the Indemnified Party shall have the right to undertake the defense, compromise or settlement of such liability or claim on

Exhibit C-11

behalf of and for the account of the Contributors and at their sole cost and expense (subject to the limitations in Section 3.5); provided, however, that no Contributor will be obligated to indemnify the Indemnified Parties for any compromise or settlement entered into without each Contributor’s prior written consent, which consent shall not be unreasonably withheld or delayed.
     3.5 Limitations on Indemnification Under Section 3.2(a).
          (a) No Contributor shall be liable under Section 3.2(a) hereof unless and until the total amount recoverable by the Indemnified Parties from the Contributors under Section 3.2(a) exceeds one percent (1%) of the value of the aggregate OP Unit Consideration (valuing such OP Units based upon the initial public offering price of the Common Stock) and then only to the extent of such excess.
          (b) Notwithstanding anything contained herein to the contrary, (i) the maximum aggregate liability of the Contributors under Section 3.2(a) hereof shall not exceed ten percent (10%) of the value of the Contributors’ aggregate OP Unit Consideration (valuing such OP Units based upon the initial public offering price of the Common Stock), and (ii) to the extent any such liability is directly related to or arises from a specific Property, such maximum aggregate liability shall not exceed ten percent (10%) of the value of the Contributor’s aggregate OP Unit Consideration in respect of the applicable Property (valuing such OP Units based upon the initial public offering price of the Common Stock).
          (c) It is the intention of the parties hereto, that each Contributor shall only be liable for breaches of representations made by such Contributor and by any other Contributor that is directly or indirectly owned by the same real estate fund (i.e., Carlyle Partners II, Carlyle Realty Partners II, Carlyle Realty Partners III, Carlyle Realty Partners IV and Carlyle Realty Partners V) and not for breaches of representations made by any Contributor that is directly or indirectly owned by any other real estate fund. Accordingly, the aggregate liability for any claims properly asserted against all of the Contributors owned by any such fund shall be 10% of the aggregate OP Unit Consideration received by all of the Contributors owned by such fund (valuing such OP Units based upon the initial public offering price of the Common Stock),
          (d) Notwithstanding anything contained herein to the contrary, before taking recourse against any assets of the Contributors and subject to the limitations set forth in the following sentence, the Indemnified Parties shall look, first to available insurance proceeds (including without limitation any title insurance proceeds, if applicable) pursuant to Section 3.2(b) above, and then to the Contributors’ OP Units pledged pursuant to the Pledge Agreement, for indemnification under this Article 3, valuing such OP Units based upon the initial public offering price of the Common Stock (and agree to treat any return of OP Units as an adjustment to the consideration delivered to the Contributors pursuant to the Formation Transactions). Following the Closing and the issuance of OP Units to the Contributors, no Indemnified Party shall have recourse to any other assets of the Contributors other than the OP Units pursuant to the Pledge Agreement, and to the extent applicable, any relevant title insurance policies, if any. Notwithstanding anything to the contrary in this Agreement, the Contributors shall not be liable to the Indemnified Parties for any indirect, special or consequential damages, loss of profits, loss of value or other similar speculative damages asserted or claimed by the Indemnified Parties.
     3.6 Limitation Period.
          (a) Notwithstanding the foregoing, any claim for indemnification under Section 3.2 hereof must be asserted in writing by the Indemnified Party, stating the nature of the Losses and the basis for indemnification therefor on or prior to the first (1st) anniversary of the Closing.
          (b) Subject to Section 3.6(a), if asserted in writing on or prior to first (1st) anniversary of the Closing, any claims for indemnification pursuant to Section 3.2 shall survive until

Exhibit C-12

resolved by mutual agreement between the Contributors and the Indemnified, and any claim for indemnification pursuant to Section 3.2 not so asserted in writing on or prior to the first (1st) anniversary of the Closing shall not thereafter be asserted and shall forever be waived.

Exhibit C-13

EXHIBIT D
TO
CONTRIBUTION AGREEMENT
OP UNIT CONSIDERATION TO BE RECEIVED FOR PROPERTY
     The consideration to be received by each Contributor in exchange for such Contributor’s right, title and interest in the Partnership Interests shall be the number listed below in the column titled “OP Unit Consideration” with respect to each Contributor. The number of OP Units purchased from each Contributor by the Company pursuant to Section 1.4 shall be the number listed below in the column titled “OP Units Sold to the Company” with respect to each Contributor.

			OP UNITS TO BE
			SOLD
			TO THE COMPANY
			IF UNDERWRITERS
		OP UNITS SOLD	EXERCISE
	OP UNIT	TO THE COMPANY	OVERALLOTMENT	SHARE OF CLOSING
CONTRIBUTOR	CONSIDERATION	AT CLOSING	OPTION	COSTS (PER SECTION 2.5)
CoreSite CRP II/CP II Holdings, LLC	1,783,956	968,011	72,070	$93,819
CoreSite CRP II Holdings (VCOC I), LLC	116,081	62,988	4,690	$6,105
CoreSite CRP II Holdings (VCOC II), LLC	233,422	126,659	9,430	$12,276
CoreSite CRP III Holdings, LLC	7,732,216	906,695	602,881	$784,816
CoreSite CRP III Holdings (VCOC), LLC	1,566,374	183,695	122,129	$158,984
CoreSite CRP IV Holdings, LLC	5,207,546	424,220	422,499	$549,999
CoreSite CRP IV Holdings (VCOC I), LLC	886,831	72,244	71,951	$93,663
CoreSite CRP IV Holdings (VCOC II), LLC	2,279,370	185,683	184,930	$240,737
CoreSite CRP V Holdings, LLC	14,794,205	2,969,805	1,044,420	$1,359,600
Exhibit D

EXHIBIT E
TO
CONTRIBUTION AGREEMENT
FORM OF REGISTRATION RIGHTS AGREEMENT
Filed as Exhibit 10.10 to Registration Statement
on Form S-11 (File No. 333-166810)
Exhibit E

EXHIBIT F
TO
CONTRIBUTION AGREEMENT
FORM OF LOCK-UP AGREEMENT
Filed as Exhibits C-1 and C-2 to Exhibit 1.1
to Registration Statement on Form S-11 (File
No. 333-166810)
Exhibit F

EXHIBIT G
TO
CONTRIBUTION AGREEMENT
FORM OF PLEDGE AGREEMENT
     THIS PLEDGE AGREEMENT (this “Agreement”), dated as of September ___, 2010, is entered into by and between CoreSite, L.P., a Delaware limited partnership (the “Operating Partnership” or the “Pledgee”), and [__] (the “Pledgor”). Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Contribution Agreement (as defined below).
     WHEREAS, CoreSite Realty Corporation, a Maryland corporation (the “Company”), is the sole general partner of the Operating Partnership;
     WHEREAS, pursuant to that certain Contribution Agreement, dated as of September ___, 2010, by and among the Operating Partnership, the Company and the contributors named therein (including the Pledgor) (the “Contribution Agreement”), the Pledgor is contributing all of its right, title and interest in and to the Partnership Interests (as defined in the Contribution Agreement) held by it to the Operating Partnership in exchange for OP Units;
     WHEREAS, the Pledgor has agreed to indemnify the Operating Partnership and the Company (each, an “Indemnified Party”), as provided in Article 3 of Exhibit C to the Contribution Agreement (and subject to the limitations expressed therein), for certain Losses asserted during the Survival Period (as hereinafter defined). The Pledgor’s obligations (i) to indemnify the Indemnified Parties for Losses in accordance with Article 3 of Exhibit C to the Contribution Agreement, and (ii) to perform its obligations hereunder are referred to herein collectively as the “Secured Obligations”; and
     WHEREAS, in order to secure the full and timely performance of the Secured Obligations pursuant to the Contribution Agreement, the Pledgor has agreed to pledge and grant to the Pledgee for the Pledgee’s own benefit and the benefit of each Indemnified Party, a lien and security interest in, to and under a number of OP Units having a value equal to ten percent (10%) of such Pledgor’s OP Unit Consideration, as more fully described on Exhibit A attached hereto (the “Pledged Interests”), such pledge, lien and security interest to remain in effect during the Pledge Period (as defined below).
     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1. Grant of Security Interest. As collateral security for the payment, performance and observance of the Secured Obligations, now existing or hereafter arising, absolute or contingent, whether or not due and payable, the Pledgor pledges to the Pledgee, for its own benefit and for the benefit of each Indemnified Party, and grants to the Pledgee, for its own benefit and the benefit of each Indemnified Party, a security interest in the following property (collectively, the “Collateral”):

          (a) the Pledged Interests, as more particularly described in Exhibit A attached hereto;
          (b) any additional partnership interests in the Operating Partnership (“Partnership Interests”) and/or obligations of the Operating Partnership that may at any time hereafter be acquired by any Pledgor in respect of the Pledged Interests and, if any, the certificates or other instruments or documents evidencing the same;
          (c) all rights of Pledgor in and to all distributions in kind declared in respect of any or all of the foregoing; and
          (d) all proceeds and profits of any or all of the foregoing.
     2. Delivery of Certificates and Instruments. The Pledgor shall deliver to the Pledgee: (a) the original certificates or other instruments or documents evidencing the Pledged Interests concurrently with the execution and delivery of this Agreement, and (b) the original certificates or other instruments or documents evidencing all other Collateral (except for Collateral that this Agreement specifically permits the Pledgor to retain) within ten (10) days after a Pledgor’s receipt thereof. All Collateral that is certificated securities shall be in bearer form or, if in registered form, shall be issued in the name of the Pledgee or endorsed to the Pledgee or in blank. If any of the Collateral consists of uncertificated securities, the Pledgee shall be entitled to indicate by book entry with the appropriate registrar (which may be the Pledgee for any Pledged Interests) that such Collateral has been credited to the account of Pledgee.
     3. Pledgor Remain Liable. Notwithstanding anything herein to the contrary: (a) the Pledgor shall remain obligated, to the extent set forth in the agreements (including, without limitation, the Contribution Agreement and the partnership agreement of Operating Partnership (the “OP Agreement”)) under which it has received, or has rights or obligations in respect of its ownership of, the Pledged Interests (“Related Agreements”) to perform its duties and obligations thereunder to the same extent as if this Agreement had not been executed; (b) the exercise by the Pledgee of any of its rights hereunder shall not release the Pledgor from any of its duties or obligations under the Related Agreements, except to the extent that such duties and obligations may have been terminated by reason of a sale, transfer or other disposition of the Collateral pursuant hereto; and (c) the Pledgee shall not by reason of this Agreement have any obligations or liabilities under the Related Agreements, nor shall the Pledgee be obligated to perform any of the obligations or duties of the Pledgor under the Related Agreements or to take any action to collect or enforce any claim for payment assigned hereunder.
     4. Representations, Warranties and Covenants. The Pledgor represents, warrants and covenants, as of the date hereof (for itself and not jointly or jointly and severally with any other Person), as follows:
          (a) Set forth on Exhibit A attached hereto is a complete and accurate list and description of all Pledged Interests delivered by Pledgor. Pledgor owns, directly or indirectly, all

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of such Pledged Interests, free and clear of all claims, mortgages, pledges, liens, encumbrances and security interests of every nature whatsoever, except in favor of the Pledgee. All other Collateral hereafter delivered by the Pledgor to the Pledgee will be owned, directly or indirectly, by the Pledgor free and clear of all claims, mortgages, pledges, liens, encumbrances and security interests of every nature whatsoever, except in favor of the Pledgee.
          (b) With respect to the Pledgor, the address of its principal place of business, and the location of its books and records relating to the Collateral, is set forth in Section 21 hereof. Pledgor will not change said address or location, or merge or consolidate with any person or change its name, without at least fifteen (15) days’ prior written notice to the Pledgee, and with respect to any such change in address or name or merger or consolidation, Pledgor shall execute and deliver to the Pledgee such documents and take such actions as the Pledgee reasonably deems necessary to perfect and protect the Pledgee’s security interests in and to the Collateral.
          (c) During the Pledge Period (and, if and to the extent applicable, any Extended Pledge Period (as defined below)), the Pledgor will not create, incur, assume or permit to exist any security interest in the Collateral (or during such Extended Pledge Period, the Retained Collateral (as defined below)) other than the security interest created pursuant to this Agreement or sell, transfer, assign, pledge or grant a security interest in the Collateral (or during such Extended Pledge Period, the Retained Collateral) to any person other than the Pledgee.
          (d) The Pledged Interests that are Collateral hereunder are fully paid and are not subject to any options to purchase or similar rights of any kind granted by the Pledgor in favor of any Person, except pursuant to the terms of the OP Agreement.
          (e) The Pledgor has the power and authority to own its properties and to carry on its business as currently conducted.
          (f) The Pledgor has the requisite power and authority to execute and deliver, and to perform its obligations under, this Agreement, and has taken all necessary action to authorize such execution, delivery and performance.
          (g) This Agreement constitutes the legal, valid and binding obligation of the Pledgor, enforceable against the Pledgor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by the application of general equitable principles.
          (h) The Pledgor’s execution, delivery and performance of this Agreement will not violate (as applicable) any law or regulation, or any order or decree of any court or governmental instrumentality, or any provision of the certificate of formation or limited liability company operating agreement of, or any securities issued by, the Pledgor, and will not conflict with, or result in the breach of, or constitute a default under, any indenture, mortgage, deed of trust, agreement or other instrument to which the Pledgor is a party or by which it is bound, and

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will not result in the creation or imposition of any lien, charge or encumbrance upon any of the property of the Pledgor pursuant to the provisions of any of the foregoing.
          (i) No consent of any other Person (including, without limitation, as applicable, members and creditors of the Pledgor) and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental instrumentality is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except for the filing of any financing statements required or contemplated hereunder.
          (j) The pledge of the Collateral pursuant to this Agreement creates a valid and perfected first priority security interest in such Collateral to the extent such interest can be created pursuant to the Delaware Uniform Commercial Code, subject to any filings or actions required pursuant to the Delaware Uniform Commercial Code or otherwise.
          (k) During the Pledge Period (and any Extended Pledge Period, if and to the extent applicable), the Pledgor will take commercially reasonable actions to defend the Pledgee’s security interest in the Collateral (or, during such Extended Pledge Period, the Retained Collateral) against the claims and demands of all Persons whomsoever.
          (l) During the Pledge Period (and any Extended Pledge Period, if and to the extent applicable), the Pledgor will take any and all commercially reasonable actions necessary to maintain its status as a limited partner of the Operating Partnership and the limited liability represented by the Pledged Interests.
          (m) During the Pledge Period, the Pledgor will not enter into or assume any other agreement containing a negative pledge with respect to the Collateral (or, during any Extended Pledge Period, if and to the extent applicable, with respect to the Retained Collateral).
     5. Registration. At any time and from time to time during the Pledge Period, the Pledgee may cause all or any of the Collateral to be transferred to or registered in its name or the name of its nominee or nominees.
     6. Claims; Value of Collateral.
          (a) Any claims by an Indemnified Party shall be made in accordance with Article 3 of Exhibit C to the Contribution Agreement. On or prior to the first (1st) anniversary of the Closing (the “Survival Period”), an Indemnified Party may give notice (a “Claim Notice”) to the Pledgor of any Loss that is subject to indemnification under Article 3 to Exhibit C of the Contribution Agreement.
          (b) The value of Collateral (the “Value”) shall be determined as follows: (i) with respect to Collateral consisting of OP Units, an amount equal to the initial public offering price of shares of the Company’s common stock multiplied by the number of OP Units; and (ii) for all other Collateral, the fair market value of such Collateral as determined by a majority of the

4

directors of the Company who meet the New York Stock Exchange standards of independence for directors, and who are otherwise unaffiliated with the Pledgee the (“Independent Directors”).
     7. Voting Rights and Certain Payments Prior to Occurrence of Secured Obligations and Other Events.
          (a) Until Collateral may be applied to satisfy a Secured Obligation hereunder, the Pledgor shall be entitled to exercise, in its sole discretion but not inconsistent with the terms hereof, the voting power with respect to any such Collateral, and for that purpose the Pledgee shall (if such Collateral shall be registered in the name of the Pledgee or its nominee) execute or cause to be executed from time to time, at the expense of the Pledgor, such proxies or other instruments in favor of the Pledgor or its nominee in such form and for such purposes as shall be reasonably required and specified in writing by the Pledgor, to enable the Pledgor to exercise such voting power with respect to such Collateral.
          (b) Until the Independent Directors of the Company reasonably determine that the outstanding Claims asserted by the Indemnified Parties in one or more Claim Notices may equal or exceed the value of the Collateral then available to satisfy such Claims, the Pledgor shall be entitled to receive and retain for its own account any and all regular cash distributions (but not distributions in the form of Partnership Interests or other securities, distributions in kind or liquidating distributions, all of which shall be delivered and applied in accordance with Section 8 hereof) and interest at any time and from time to time paid upon any of such Collateral.
          (c) Notwithstanding anything contained in this Agreement to the contrary, except with the prior consent of the Pledgee, until such time as the Pledge Period (or any Extended Pledge Period as may be applicable) has expired, the Pledgor shall not have the right to exercise any of its redemption rights under Section 15.1 of the OP Agreement with respect to any Pledged Interests.
     8. Extraordinary Payments and Distributions. In case, upon the dissolution or liquidation (in whole or in part) of the Operating Partnership, any sum shall be paid as a liquidating distribution or otherwise upon or with respect to any of the Collateral, such sum shall be paid over to the Pledgee promptly, and in any event within ten days after receipt thereof, to be held by the Pledgee as additional Collateral hereunder. In case any distribution of Partnership Interests shall be made with respect to the Collateral, or Partnership Interests or fractions thereof shall be issued pursuant to any split involving any of the Collateral, or any distribution of capital shall be made on any of the Collateral, or any partnership interests, shares, obligations or other property shall be distributed upon or with respect to the Collateral pursuant to a recapitalization or reclassification of the capital of the Operating Partnership, or pursuant to the dissolution, liquidation (in whole or in part), bankruptcy or reorganization of the Operating Partnership, or pursuant to the merger or consolidation of the Operating Partnership with or into another entity, the partnership interests, shares, obligations or other property so distributed shall be delivered to the Pledgee promptly, and in any event within ten days after receipt thereof, to be held by the Pledgee as additional Collateral hereunder, and all of the same (other than cash) shall constitute Collateral for all purposes hereof.

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     9. Pledgor Obligations Not Affected. The obligations of the Pledgor hereunder shall remain in full force and effect and shall not be impaired by:
          (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of the Pledgor;
          (b) any amendments to or modifications of any instrument (other than this Agreement) securing any of the Secured Obligations;
          (c) the taking of additional security for, or any guaranty of, any of the Secured Obligations or the release or discharge or termination of any security or guaranty for any of the Secured Obligations; or
          (d) the lack of enforceability of any of the Secured Obligations against the Pledgor or any other person, whether or not the Pledgor shall have notice or knowledge of any of the foregoing.
     10. Voting Rights and Certain Payments After Occurrence of Secured Obligation and Certain Other Events.
          (a) At such time that Collateral may be applied to satisfy a Secured Obligation hereunder, all rights of the Pledgor to exercise or refrain from exercising all voting power with respect to such Collateral and to otherwise exercise all ownership rights arising from such Collateral shall cease, and thereupon the Pledgee shall be entitled to exercise all voting power with respect to such Collateral and otherwise exercise such ownership rights as though the Pledgee were the outright owner of such Collateral. In the event that the Independent Directors of the Company reasonably determine that the outstanding claims asserted by the Indemnified Parties in one or more Claim Notices may equal or exceed the value of the Collateral then available to satisfy such claims, the Pledgor shall no longer be the owner of such Collateral for tax purposes and all rights of the Pledgor to receive and retain the distributions and interest which it would otherwise be authorized to receive and retain pursuant to Section 7 hereof shall cease, and thereupon the Pledgee shall be entitled to receive and retain, as additional Collateral hereunder, any and all distributions and interest at any time and from time to time paid upon any of such Collateral, provided that, concurrent with making such determination, the Pledgee gives notice thereof to the Pledgor.
          (b) All payments, distributions or other property or assets that are received by the Pledgor contrary to the provisions of paragraph (a) of this Section 10 shall be received and held in trust for the benefit of the Pledgee, shall be segregated from other funds of the Pledgor and shall be forthwith paid over to the Pledgee.
     11. Application of Cash Collateral. Any cash received and retained by the Pledgee as additional Collateral pursuant to Section 8 hereof may at any time and from time to time be applied (in whole or in part) by the Pledgee, at its option, to the payment of the Secured

6

Obligations which such Collateral secures (in such order as the Pledgee shall in its sole discretion determine), if and to the extent any such payment is required hereunder.
     12. Application of Proceeds. Except as otherwise expressly provided herein, any cash received and retained pursuant to Section 8 hereof shall be applied by the Pledgee: first to the payment in full of the Secured Obligations, if and to the extent any such payment is required hereunder; and then, to the payment to the Pledgor, or its successors or assigns or as a court of competent jurisdiction may direct, of any surplus then remaining.
     13. Remedies With Respect to the Collateral.
          (a) If the Pledgor fails to pay or perform any Secured Obligation when due, the Pledgee, without obligation to resort to other security, shall have the right at any time and from time to time to receive all or any part of Collateral with a Value equal to the amount of such Secured Obligation, in one or more parcels at the same or different times, and all right, title and interest, claim and demand therein and right of redemption thereof.
          (b) Notwithstanding anything to the contrary in this Agreement (or the Contribution Agreement), the sole recourse of the Pledgee against the Pledgor for the Secured Obligations and the obligations of the Pledgor under this Agreement is limited to the rights of the Pledgor in any such Collateral that is applied to satisfy a Secured Obligation.
          (c) No demand, advertisement or notice, all of which are hereby expressly waived, shall be required in connection with any transfer of Collateral to the Pledgee pursuant to this Agreement.
          (d) Subject to the provisions of Section 13(b), the remedies provided herein in favor of the Pledgee shall not be deemed exclusive, but shall be cumulative, and shall be in addition to all other remedies in favor of the Pledgee existing at law or in equity.
          (e) Pledgor and Pledgee agree to treat any application of Pledged Interests in discharge of any Secured Obligations as a non-taxable adjustment to the portion of the consideration received by the Pledgor pursuant to the Contribution Agreement in the form of Partnership Units unless otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Internal Revenue Code of 1986, as amended.
     14. Care of Collateral. The Pledgee shall have no duty as to the collection or protection of the Collateral or any income thereon or as to the preservation of any rights pertaining thereto, beyond the safe custody of any thereof actually in its possession. With respect to any maturities, calls, conversions, exchanges, redemptions, offers, tenders or similar matters relating to any of the Collateral (herein called “events”), the Pledgee’s duty shall be fully satisfied if (i) the Pledgee exercises reasonable care to ascertain the occurrence and to give reasonable notice to the Pledgor of any events applicable to any Collateral which are registered and held in the name of the Pledgee or its nominee, (ii) the Pledgee gives the Pledgor reasonable notice of the occurrence of any events, of which the Pledgee has received actual knowledge, as to

7

any securities which are in bearer form or are not registered and held in the name of the Pledgee or its nominee (the Pledgor agreeing to give the Pledgee reasonable notice of the occurrence of any events applicable to any securities in the possession of the Pledgee of which the Pledgor have received knowledge), and (iii) (a) the Pledgee endeavors to take such action with respect to any of the events as the Pledgor may reasonably and specifically request in writing in sufficient time for such action to be evaluated and taken or (b) if the Pledgee reasonably determines that the action requested might adversely affect the value of the Collateral, the collection of the Secured Obligations, or otherwise prejudice the interests of the Pledgee, the Pledgee gives reasonable notice to the Pledgor that any such requested action will not be taken and if the Pledgee makes such determination or if the Pledgor fails to make such timely request, the Pledgee takes such other action as it deems advisable in the circumstances. Except as hereinabove specifically set forth, the Pledgee shall have no further obligation to ascertain the occurrence of, or to notify the Pledgor with respect to, any events and shall not be deemed to assume any such further obligation as a result of the establishment by the Pledgee of any internal procedures with respect to any Collateral in its possession. Except for any claims, causes of action or demands arising out of the Pledgee’s failure to perform its agreements set forth in this Section, the Pledgor releases the Pledgee from any claims, causes of action and demands at any time arising out of or with respect to this Agreement, the Collateral and/or any actions taken or omitted to be taken by the Pledgee with respect thereto, and the Pledgor hereby agrees to hold the Pledgee harmless from and with respect to any and all such claims, causes of action and demands.
     15. Power of Attorney. The Pledgor hereby appoints the Pledgee to act during the Pledge Period (and, if and to the extent applicable, any Extended Pledge Period) as the Pledgor’s attorney-in-fact for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Pledgee reasonably may deem necessary or advisable to accomplish the purposes hereof. Without limiting the generality of the foregoing, during the Pledge Period (and, if and to the extent applicable, any Extended Pledge Period), the Pledgee shall have the right and power (a) upon application of any Collateral (including, during such Extended Pledge Period, any Retained Collateral) to satisfy a Secured Obligation, to receive, endorse and collect all checks and other orders for the payment of money made payable to the Pledgor representing any interest or other distribution payable in respect of such Collateral (or Retained Collateral) or any part thereof and to give full discharge for the same, and (b) to execute endorsements, assignments or other instruments of conveyance or transfer with respect to all or any of the Collateral (or Retained Collateral); provided, that the Pledgee shall provide written notice to the Pledgor reasonably prior to taking any such action under the foregoing clauses (a) and (b).
     16. Further Assurances. The Pledgor shall, at its sole cost and expense, upon request of the Pledgee, duly execute and deliver, or cause to be duly executed and delivered, to the Pledgee such further instruments and documents and take and cause to be taken such further actions as may be necessary or proper in the reasonable opinion of the Pledgee to carry out more effectually the provisions and purposes of this Agreement.

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     17. No Waiver. No failure on the part of the Pledgee to exercise, and no delay on the part of the Pledgee in exercising, any of its options, powers, rights or remedies hereunder, or partial or single exercise thereof, shall constitute a waiver thereof or preclude any other or further exercise thereof or the exercise of any other option, power, right or remedy.
     18. Security Interest Absolute. All rights of the Pledgee hereunder, grant of a security interest in the Collateral and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Contribution Agreement, any of the Secured Obligations or any other agreement or instrument relating thereto, (b) any change in any term of all or any of the Secured Obligations or any other amendment or waiver of, or any consent to any departure from, the Contribution Agreement or any other agreement or instrument or (c) any other circumstance that might otherwise constitute a defense available to, or a discharge of the Pledgor in respect of the Secured Obligations or in respect of this Agreement.
     19. Expenses. Pledgor agrees to pay the Pledgee all reasonable out-of-pocket expenses of the Pledgee (including reasonable expenses for legal services of every kind) of, or incident to the enforcement of, any provisions of this Agreement.
     20. End of Pledge Period; Return of Collateral.
          (a) For purposes of this Agreement, the “Pledge Period” means the period beginning on the date hereof and ending upon the termination of the Survival Period; provided, that, if any claim(s) asserted in any Claim Notices(s) remain outstanding at the time of termination of the Survival Period (any such claim, an “Outstanding Claim”), the Pledgee shall have the right to retain, pending resolution of such Outstanding Claim(s) pursuant to Article 3 of Exhibit C to the Contribution Agreement, and at all times subject to the terms hereof, Collateral with a Value equal to the aggregate dollar amount of such Outstanding Claims (“Retained Collateral”) and, solely with respect to such Retained Collateral, the Pledge Period shall be deemed to continue (an “Extended Pledge Period”) until the resolution pursuant to Article 3 of Exhibit C to the Contribution Agreement, of the Outstanding Claim(s) to which such Retained Collateral relates.
          (b) Upon the termination of the Pledge Period (or the Extended Pledge Period, if and to the extent applicable), the Pledgor shall be entitled to, and the Pledgee promptly shall effect, the return to the Pledgor of all of the Collateral (and all other cash held as additional Collateral hereunder) that has not been used or applied toward the payment of the Secured Obligations in accordance with the terms hereof (it being understood, for the sake of clarity, that all Collateral not so used or applied shall become subject to the foregoing return obligation on and as of the Survival Date, except for any Retained Collateral, which shall become subject to the foregoing return obligation on and as of the date on which the Outstanding Claim(s) related thereto are resolved in accordance with Article 3 of Exhibit C to the Contribution Agreement). The Pledgee shall take all reasonable actions to effect and evidence the return of Collateral under this Section 20, including, without limitation, the filing of UCC termination statements (if

9

applicable) with respect to, and the return to the Pledgor of certificates representing the Pledged Interests comprising, such Collateral.
          (c) The assignment by the Pledgee to the Pledgor of such Collateral shall be without representation or warranty of any nature whatsoever and wholly without recourse. Notwithstanding the foregoing, the Pledgor’s release of the Pledgee and agreement to hold the Pledgee harmless set forth in the last sentence of Section 14 hereof shall survive any return of Collateral or termination of this Agreement.
     21. Notices. All notices and other communications in connection with this Agreement shall be made in writing by hand delivery, registered first-class mail, telex, telecopier, or air courier guaranteeing overnight delivery:
          To the Operating Partnership:
CoreSite Realty Corporation
1050 17th Street, Suite 800
Denver, CO 80265
Attention: General Counsel
Facsimile: (877) 296-8110
          To the Pledgor:
c/o The Carlyle Group
1001 Pennsylvania Avenue, N.W., Suite 220
Washington, D.C. 20004
Attention: George Ruhlen and Rainey Hoffman
Facsimile: (202) 347-9250
     22. Amendments and Waivers. No amendment or waiver of any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed by the Pledgee and the Pledgor.
     23. Governing Law. This Agreement and the rights and obligations of the Pledgee and the Pledgor hereunder shall be construed in accordance with and governed by the law of the State of New York (without giving effect to the conflict-of-laws principles thereof).
     24. Transfer or Assignment. Except with respect to any assignment or transfer by the Pledgee to an affiliate (which shall not require the Pledgor’s consent but as to which the Pledgee will give prior written notice to the Pledgor), none of the Pledgor or Pledgee may assign or transfer any of their respective rights under and interests in this Agreement without the prior written consent of the Pledgor (if the assignor/transferee is the Pledgee) or of the Pledgee (if the

10

assignor/transferee is the Pledgor), which consent shall not be unreasonably withheld or delayed; provided, however, that no consent of the Pledgor is required hereunder for (a) the assignment or transfer by the Operating Partnership of any of its rights under and interests in the Contribution Agreement to any permitted assignee under the Contribution Agreement or (b) the Pledgee to act hereunder as agent on behalf of any person who becomes a Indemnified Party. Upon receipt of such consent (if required under this Section 24), the Pledgee may deliver the Collateral or any portion thereof to its assignee/transferee who shall thereupon, to the extent provided in the instrument of assignment, have all of the rights and obligations of the Pledgee hereunder with respect to the Collateral, and the Pledgee shall thereafter be fully discharged from any responsibility with respect to the Collateral so delivered to such assignee/transferee. However, no such assignment or transfer shall relieve such assignee/transferee of those duties and obligations of the Pledgee specified hereunder.
     25. Benefit of Agreement. This Agreement shall be binding upon and inure to the benefit of the Pledgor and the Pledgee and their respective heirs, successors and permitted assigns, and all subsequent holders of the Secured Obligations.
     26. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original and all of which shall together constitute one and the same agreement.
     27. Captions. The captions of the sections of this Agreement have been inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.
     28. Complete Agreement. This Agreement and the Contribution Agreement, as applicable, constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all other understandings, oral or written, with respect to the subject matter hereof.
     29. Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired.
     31. No Third-Party Beneficiaries. Except as may be expressly provided or incorporated by reference herein, no provision of this Agreement is intended, nor shall it be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any customer, affiliate, stockholder, partner, member, director, officer or employee of any party hereto or any other Person or entity.
[Signatures on Next Page]

11

     IN WITNESS WHEREOF, the Pledgor has duly executed this Agreement, and the Pledgee has caused this Agreement to be duly executed by its officers duly authorized, as of the day and year first above written.

PLEDGOR:

[NAME]

By:
Name:
Title:[

PLEDGEE:

CoreSite, L.P., a Delaware limited partnership

By:	CoreSite Realty Corporation
a Delaware corporation
Its:	General Partner

By:
Name:
Title:
Signature Page to CoreSite Pledge Agreement

EXHIBIT A
TO
PLEDGE AGREEMENT
Description of Pledged Interests

Name of Pledgor	Certificate Number	Pledged Interests
	No. _____	_____ OP Units
Exhibit A

EXHIBIT H
TO
CONTRIBUTION AGREEMENT
FORM OF TAX PROTECTION AGREEMENT
Filed as Exhibit 10.11 to Registration Statement
on Form S-11 (File No. 333-166810)
Exhibit H

APPENDIX A
Form of Articles of Amendment and Restatement
Filed as Exhibit 3.1 to Registration Statement
on Form S-11 (File No. 333-166810)
Appendix A-1

APPENDIX B
Form of Amended and Restated Bylaws
Filed as Exhibit 3.2 to Registration Statement
on Form S-11 (File No. 333-166810)
Appendix B-1

APPENDIX C
Form of Agreement of Limited Partnership
Filed as Exhibit 10.1 to Registration Statement
on Form S-11 (File No. 333-166810)
Appendix C-1